                     [CANADA LIFE LOGO]






                      Consolidated
                      Financial Statements
                      for the year ended
                      December 31, 2002







                      CANADA LIFE FINANCIAL CORPORATION

                                        RESPONSIBILITIES FOR FINANCIAL REPORTING


The Consolidated Financial Statements of Canada Life Financial Corporation ("the Company"), are the responsibility of management. The Consolidated Financial Statements for the Company have been reviewed by the Audit and Risk Management Committee and approved by the Board of Directors.

The Consolidated Financial Statements for the Company have been prepared in accordance with Canadian generally accepted accounting principles, including the accounting requirements of the Office of the Superintendent of Financial Institutions, Canada (OSFI). The Consolidated Financial Statements contain some items that reflect management's best estimates and judgements. Where alternative accounting methods exist, management has chosen those deemed most appropriate in the circumstances to ensure the Consolidated Financial Statements are presented fairly, in all material respects.

The Company maintains a system of internal accounting and administrative controls in accordance with OSFI's Standards of Sound Business and Financial Practices and the Quebec Guideline for Sound Risk Governance. Such systems are designed to provide reasonable assurance that the financial information is relevant, reliable and accurate and forms a proper basis for the preparation of the Consolidated Financial Statements. The Company's internal audit department assesses the systems of internal control on an ongoing basis.

The Board of Directors of the Company is responsible for ensuring that management fulfills its responsibilities for financial reporting and is responsible for reviewing the Consolidated Financial Statements of the Company. The Board carries out this responsibility principally through its Audit and Risk Management Committee of independent Directors. The Audit and Risk Management Committee meets periodically with management and the internal and external auditors to discuss auditing matters and financial reporting issues, to satisfy itself that each party is properly discharging its responsibilities and to review the Consolidated Financial Statements and the reports of the external auditors and the Appointed Actuary.

The Appointed Actuary is appointed by the Board of Directors and is required to provide an opinion regarding the appropriateness of the policy liabilities at the balance sheet date to meet all policyholder obligations. The Appointed Actuary is responsible for ensuring that the assumptions and methods used in the valuation of policy liabilities are in accordance with accepted actuarial practice, applicable legislation and associated regulations or directives. Examination of supporting data for accuracy and completeness and analysis of Company assets for their ability to support the amount of policy liabilities are important elements of the work required to form the opinion. The Appointed Actuary makes use of the internal and external auditors' work in respect of the accuracy of the policy data used in the valuation. The Appointed Actuary is required each year to analyze the financial condition of the Company and to prepare a report for the Board of Directors. For 2002, this analysis tested the capital adequacy of the Company until December 31, 2006 under adverse economic and business conditions.

Ernst & Young LLP have been appointed the external auditors for the Company. It is the external auditors' responsibility to report to the shareholders of the Company on the fairness of presentation of the Company's Consolidated Financial Statements. The external auditors make use of the Appointed Actuary's work in their audit of the Company. The Auditors' Report for the Company outlines the scope of their audit and their opinion. The external auditors have full and unrestricted access to the Audit and Risk Management Committee of the Company.

FEBRUARY 4, 2003


/s/ D.A. Nield                                   /s/ P.G. Crowley
D. A. NIELD                                      P. G. CROWLEY
CHAIRMAN OF THE BOARD AND                        EXECUTIVE VICE-PRESIDENT
CHIEF EXECUTIVE OFFICER                          AND CHIEF FINANCIAL OFFICER


                                           CANADA LIFE FINANCIAL CORPORATION  39

                                                      APPOINTED ACTUARY'S REPORT


TO THE POLICYHOLDERS, SHAREHOLDERS AND DIRECTORS OF CANADA LIFE FINANCIAL
CORPORATION:

I have valued the policy liabilities of Canada Life Financial Corporation for its Consolidated Balance Sheets as at December 31, 2002 and their change in its Consolidated Statements of Net Income and the Consolidated Statements of Equity for the year then ended in accordance with accepted actuarial practice, including selection of appropriate assumptions and methods.

In my opinion, the amount of policy liabilities makes appropriate provision for all policyholder obligations and the Consolidated Financial Statements fairly present the results of the valuation.



/s/ D.A. Loney
D. A. LONEY

Fellow, Canadian Institute of Actuaries
Toronto, Canada, February 4, 2003



                                                                AUDITORS' REPORT


TO THE SHAREHOLDERS OF CANADA LIFE FINANCIAL CORPORATION:

We have audited the Consolidated Balance Sheets of Canada Life Financial Corporation and the Consolidated Statements of Net Assets of its Segregated Funds as at December 31, 2002 and 2001 and the Consolidated Statements of Net Income, Equity, Cash Flows, and Changes in Segregated Funds for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these Consolidated Financial Statements present fairly, in all material respects, the financial position of the Company and of the Segregated Funds as at December 31, 2002 and 2001 and the results of its operations and its cash flows and changes in Segregated Funds for each of the years in the three-year period ended December 31, 2002 in accordance with Canadian generally accepted accounting principles including the accounting requirements of the Superintendent of Financial Institutions Canada.

As disclosed in note 2(a) to the Consolidated Financial Statements, new Canadian generally accepted accounting principles required the Company to change its method of accounting for goodwill and other intangible assets, and stock-based compensation and other stock-based payments. As well, as disclosed in note 23(e)(viii) to the Consolidated Financial Statements, new United States generally accepted accounting principles required the Company to change its method of accounting for goodwill and other intangible assets.




/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Chartered Accountants
Toronto, Canada, February 4, 2003


40  CANADA LIFE FINANCIAL CORPORATION

                                               CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF NET INCOME

For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS,
EXCEPT PER SHARE AMOUNTS)                                                             2002            2001           2000
--------------------------------------------------------------------------------------------------------------------------
REVENUES
Premiums
     Annuities                                                                     $ 2,474         $ 2,272         $1,746
     Individual life and health insurance                                            1,510           1,428          1,384
     Group life and health insurance                                                 1,931           1,658          1,546
--------------------------------------------------------------------------------------------------------------------------
                                                                                     5,915           5,358          4,676
--------------------------------------------------------------------------------------------------------------------------
Net investment income (NOTE 7(C))                                                    2,154           2,241          2,306
Fee and other income (NOTE 2(O))                                                       529             465            479
--------------------------------------------------------------------------------------------------------------------------
                                                                                     8,598           8,064          7,461
--------------------------------------------------------------------------------------------------------------------------
EXPENDITURES
Payments to policyholders and beneficiaries
     Annuity payments                                                                1,352           1,246          1,128
     Life, health and general benefits                                               2,193           1,987          1,670
     Maturities, surrender payments and other                                        1,512           1,680          1,837
     Participating policyholder dividends                                              295             305            289
--------------------------------------------------------------------------------------------------------------------------
                                                                                     5,352           5,218          4,924
Increase in actuarial liabilities (NOTES 3 AND 9(A))                                 1,129             972            707
General operating expenses                                                             814             794            743
Commissions                                                                            539             461            409
Premium and other taxes                                                                 66              64             68
Interest expense (NOTE 11)                                                              38              39             39
Non-controlling interest in subsidiary                                                  25               -              -
Goodwill amortization (NOTES 2(A)(I) AND 2(M))                                           -              25             24
--------------------------------------------------------------------------------------------------------------------------
                                                                                     7,963           7,573          6,914
--------------------------------------------------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX PROVISION                                                 635             491            547
Income tax provision (NOTE 13)                                                         133             153            195
--------------------------------------------------------------------------------------------------------------------------
NET INCOME INCLUDING PARTICIPATING POLICYHOLDERS' NET INCOME (LOSS)                    502             338            352
Participating policyholders' net income (loss)                                           3              (4)            (4)
--------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' NET INCOME                                                               499             342            356
Preferred share dividends                                                                9               -              -
--------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' NET INCOME                                                      $ 490           $ 342          $ 356
--------------------------------------------------------------------------------------------------------------------------
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (MILLIONS)
     Basic                                                                           160.4           160.4          160.4
     Diluted                                                                         160.4           160.6          160.4
--------------------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE (NOTE 15)
     Basic and diluted                                                              $ 3.05          $ 2.13      $    2.22
--------------------------------------------------------------------------------------------------------------------------

(SEE ACCOMPANYING NOTES)

                                           CANADA LIFE FINANCIAL CORPORATION  41

                                               CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

As at December 31 (IN MILLIONS OF CANADIAN DOLLARS)                                         2002               2001
--------------------------------------------------------------------------------------------------------------------
ASSETS
Invested assets (NOTE 7(A))
     Bonds                                                                              $ 22,317           $ 19,046
     Mortgages                                                                             7,622              7,996
     Common and preferred stocks                                                           2,073              2,475
     Real estate                                                                           1,066                941
     Policy loans                                                                          1,113              1,070
     Cash, cash equivalents and short-term investments (NOTE 2(P))                         1,159              1,142
     Other                                                                                 1,124                775
--------------------------------------------------------------------------------------------------------------------
Total invested assets                                                                     36,474             33,445
Other assets (NOTE 8)                                                                      1,717              1,506
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
TOTAL GENERAL FUND ASSETS                                                               $ 38,191           $ 34,951
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
SEGREGATED FUNDS NET ASSETS                                                             $ 21,899           $ 22,090
--------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY
Policy liabilities
     Actuarial liabilities (NOTES 3 AND 9)                                              $ 29,050           $ 27,169
     Other policy liabilities                                                              1,059              1,017
     Policyholders' amounts left on deposit                                                  453                426
--------------------------------------------------------------------------------------------------------------------
Total policy liabilities                                                                  30,562             28,612
Net deferred gains (NOTE 7(D))                                                             1,472              1,491
Other liabilities (NOTE 10)                                                                1,190                875
--------------------------------------------------------------------------------------------------------------------
                                                                                          33,224             30,978
--------------------------------------------------------------------------------------------------------------------
Subordinated debentures (NOTE 11)                                                            550                550
--------------------------------------------------------------------------------------------------------------------
Non-controlling interest in subsidiary (NOTE 12)                                             450                  -
--------------------------------------------------------------------------------------------------------------------
TOTAL EQUITY                                                                               3,967              3,423
--------------------------------------------------------------------------------------------------------------------
TOTAL GENERAL FUND LIABILITIES AND EQUITY                                               $ 38,191           $ 34,951
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
SEGREGATED FUNDS NET LIABILITIES                                                        $ 21,899           $ 22,090
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE 21)
(SEE ACCOMPANYING NOTES)

On behalf of the Board:

/s/ D.A. Nield                                   /s/ T. Iain Ronald
D. A. NIELD                                      T. IAIN RONALD
CHAIRMAN OF THE BOARD AND                        CHAIRMAN OF THE AUDIT AND
CHIEF EXECUTIVE OFFICER                          RISK MANAGEMENT COMMITTEE


42  CANADA LIFE FINANCIAL CORPORATION

                                               CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF EQUITY

For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS)          2002             2001           2000
---------------------------------------------------------------------------------------------------------------
PARTICIPATING POLICYHOLDERS' EQUITY
     Balance, beginning of year                                         $    41          $    45         $   49
     Participating policyholders' net income (loss)                           3               (4)            (4)
---------------------------------------------------------------------------------------------------------------
     Balance, end of year                                                    44               41             45
---------------------------------------------------------------------------------------------------------------
CURRENCY TRANSLATION
     Balance, beginning of year                                              (1)              (1)            (2)
     Net unrealized gain on translation of net investments in
        foreign operations                                                    5                -              1
---------------------------------------------------------------------------------------------------------------
     Balance, end of year                                                     4               (1)            (1)
---------------------------------------------------------------------------------------------------------------
TOTAL PARTICIPATING POLICYHOLDERS' EQUITY                               $    48             $ 40           $ 44
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
SHARE CAPITAL
Preferred shares (NOTE 14)
     Balance, beginning of year                                         $   145            $   -          $   -
     Issue of preferred shares                                                -              145              -
---------------------------------------------------------------------------------------------------------------
     Balance, end of year                                                   145              145              -
---------------------------------------------------------------------------------------------------------------
Common shares (NOTE 14)
     Balance, beginning and end of year                                 $   317            $ 317          $ 317
---------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
     Balance, beginning of year                                        $  2,910         $  2,652        $ 2,373
     Shareholders' net income                                               499              342            356
     Dividends paid to preferred shareholders                                (9)               -              -
     Dividends paid to common shareholders                                  (96)             (84)           (77)
     Canada Life Capital Securities ("CLiCS") issuance costs                 (5)               -              -
---------------------------------------------------------------------------------------------------------------
     Balance, end of year                                                 3,299            2,910          2,652
---------------------------------------------------------------------------------------------------------------
CURRENCY TRANSLATION ACCOUNT
     Balance, beginning of year                                              11              (77)           (52)
     Net unrealized gain (loss) on translation of net investments
       in foreign operations                                                147               88            (25)
---------------------------------------------------------------------------------------------------------------
     Balance, end of year                                                   158               11            (77)
---------------------------------------------------------------------------------------------------------------
TOTAL RETAINED EARNINGS                                                $  3,457         $  2,921       $  2,575
---------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                             $  3,919         $  3,383       $  2,892
---------------------------------------------------------------------------------------------------------------
TOTAL EQUITY                                                           $  3,967         $  3,423       $  2,936
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(SEE ACCOMPANYING NOTES)

                                           CANADA LIFE FINANCIAL CORPORATION  43

                                               CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS)             2002            2001            2000
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income including participating policyholders' net income (loss)          $ 502           $ 338           $ 352
Items not affecting cash and cash equivalents:
    Increase in actuarial liabilities and other policy liabilities             453           1,167             708
    Amortization of net deferred gains and amortization of
      net discounts on bonds and mortgages                                    (206)           (282)           (336)
    Other, including future income taxes                                         2              68              64
    Net change in other operating assets and liabilities                       269            (130)             (9)
-------------------------------------------------------------------------------------------------------------------
Increase due to operating activities                                         1,020           1,161             779
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Sales, maturities and scheduled redemptions of:
    Bonds                                                                   14,196          21,570           9,836
    Mortgages                                                                2,380           2,672           3,460
    Common and preferred stocks                                              1,278             869           1,223
    Real estate                                                                 49              66             394
    Other investments                                                          409             119             174
Purchases of:
    Bonds                                                                  (16,365)        (22,248)        (10,384)
    Mortgages                                                               (1,947)         (2,852)         (3,781)
    Common and preferred stocks                                               (861)         (1,278)         (1,116)
    Real estate                                                                (89)           (111)           (156)
    Other investments                                                         (708)           (294)           (105)
Net short-term investments                                                      57             227            (251)
Net policy loans                                                               (43)            (45)            (27)
Acquisitions, net of cash paid (NOTE 4)                                        302               -             176
-------------------------------------------------------------------------------------------------------------------
Decrease due to investing activities                                        (1,342)         (1,305)           (557)
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Issue of preferred shares (NOTE 14)                                              -             145               -
Issue of CLiCS (NOTE 12)                                                       445               -               -
Dividends paid to common shareholders                                          (96)            (84)            (77)
Dividends paid to preferred shareholders                                        (9)              -               -
-------------------------------------------------------------------------------------------------------------------
Increase (decrease) due to financing activities                                340              61             (77)
-------------------------------------------------------------------------------------------------------------------
Effect of changes in exchange rates on cash and cash equivalents                56              25              (8)
-------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FOR THE YEAR               74             (58)            137
Cash and cash equivalents, beginning of year                                   993           1,051             914
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                       1,067             993           1,051
Short-term investments, end of year                                             92             149             373
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR             $ 1,159         $ 1,142         $ 1,424
-------------------------------------------------------------------------------------------------------------------
Supplementary disclosure of cash flow information:
    Interest paid on subordinated debentures, other liabilities and
       Canada Life Capital Securities                                      $    63          $   39          $   39
    Income taxes paid, net of refunds                                      $    13          $  172          $   97
-------------------------------------------------------------------------------------------------------------------

(SEE ACCOMPANYING NOTES)

44  CANADA LIFE FINANCIAL CORPORATION

                                               CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CHANGES IN SEGREGATED FUNDS

For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS)                 2002              2001             2000
--------------------------------------------------------------------------------------------------------------------------
ADDITIONS TO SEGREGATED FUNDS
Deposits and transfers from the general fund                                   $ 3,721           $ 3,828          $ 3,692
Reclassifications from the general fund and
    transfer of seed money                                                         664                 -                -
Net investment income                                                              532               438              636
Currency translation adjustment                                                  1,375               359             (301)
Tax recovery                                                                        10                60               32
--------------------------------------------------------------------------------------------------------------------------
                                                                                 6,302             4,685            4,059
--------------------------------------------------------------------------------------------------------------------------

DEDUCTIONS FROM SEGREGATED FUNDS
Withdrawals, benefit payments and transfers to the general fund                  2,362             2,033            2,690
Operating expenses                                                                 393               353              379
Net decrease in fair value of investments                                        3,738             2,592              482
--------------------------------------------------------------------------------------------------------------------------
                                                                                 6,493             4,978            3,551
--------------------------------------------------------------------------------------------------------------------------
NET ADDITIONS (DEDUCTIONS) TO SEGREGATED FUNDS FOR THE YEAR                       (191)             (293)             508
Segregated funds net assets, beginning of year                                  22,090            22,383           21,875
--------------------------------------------------------------------------------------------------------------------------
SEGREGATED FUNDS NET ASSETS, END OF YEAR                                      $ 21,899          $ 22,090          $22,383
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(SEE ACCOMPANYING NOTES)





CONSOLIDATED STATEMENTS OF SEGREGATED FUNDS NET ASSETS

As at December 31 (IN MILLIONS OF CANADIAN DOLLARS)                                    2002                  2001
------------------------------------------------------------------------------------------------------------------
Common and preferred stocks                                                        $ 16,214              $ 17,769
Bonds                                                                                 2,455                 2,219
Cash, cash equivalents and short-term investments                                     2,291                 1,536
Real estate                                                                             944                   788
Mortgages                                                                                 9                     8
Investment income due and accrued                                                       242                    20
Tax liability                                                                           (49)                  (61)
Due to brokers and others                                                              (207)                 (189)
------------------------------------------------------------------------------------------------------------------
                                                                                   $ 21,899              $ 22,090
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(SEE ACCOMPANYING NOTES)



                                           CANADA LIFE FINANCIAL CORPORATION  45

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. NATURE OF OPERATIONS AND BUSINESS ACTIVITES
--------------------------------------------------------------------------------
Canada Life Financial Corporation ("the Company"), incorporated on June 21, 1999, was formed for the purpose of becoming a publicly traded holding company of The Canada Life Assurance Company ("CLA"), which demutualized on November 4, 1999. Both companies are registered under the Insurance Companies Act (ICA), Canada, which is administered by the Office of the Superintendent of Financial Institutions (OSFI), Canada. The Company offers insurance and other protection and wealth management products and services to individuals and groups, including reinsurance services, primarily in Canada, the United Kingdom, the United States and the Republic of Ireland, and in several other jurisdictions.

The 2001 and 2000 comparative figures have been reclassified to conform to presentation changes adopted in 2002.

2. SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------
The Company prepares its Consolidated Financial Statements in accordance with Canadian generally accepted accounting principles (GAAP) for life insurance enterprises, including the accounting requirements of OSFI. There are no differences between GAAP and OSFI accounting requirements. See note 23 for a description and reconciliation of differences between GAAP in Canada and the United States.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as at the date of the Consolidated Financial Statements and income and expenses during the reporting period. Actual results could differ from these estimates. The most significant estimates are related to the determination of actuarial liabilities which are discussed in note 3.

The significant accounting policies followed in the preparation of these Consolidated Financial Statements are summarized as follows:

(A) ACCOUNTING POLICY CHANGES
(I) GOODWILL AND OTHER INTANGIBLE ASSETS
Effective January 1, 2002, the Company adopted prospectively the new recommendations for Goodwill and Other Intangible Assets issued by the Canadian Institute of Chartered Accountants (CICA). Under the new recommendations, all goodwill and intangible assets with indefinite lives ceased to be amortized to shareholders' net income. Goodwill and intangible assets with indefinite lives are subject to an annual impairment review to test whether the fair value remains greater than, or equal to, book value. Any excess of book value over fair value is charged to general operating expenses on the Consolidated Statements of Net Income in the period in which the impairment has been determined. The Company has completed its required transitional impairment testing on the goodwill balance as at December 31, 2001 and determined that goodwill is not impaired. In addition, the Company has completed the required annual impairment test for 2002 and determined that goodwill is not impaired.

(II) STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS
Effective January 1, 2002, the Company adopted the CICA's new recommendation for Stock-Based Compensation and Other Stock-Based Payments, which allows for the use of either the fair value or intrinsic value methods to account for certain stock-based compensation agreements. The Company has adopted this recommendation retroactively without restatement of prior periods as the restatements were not material to the Consolidated Financial Statements. The Company uses the intrinsic value method of accounting for such awards, under which no compensation expense is recognized for stock options where the exercise price is equivalent to the closing market price of the Company's shares on the Toronto Stock Exchange (TSX) the day prior to the option grant date. The new recommendation also requires that stock appreciation rights ("SARs") that can be settled in cash be recorded as liabilities for the excess of the market value of the shares over the exercise price. Refer to Note 2(s) for future changes to this accounting policy.

(B) OTHER CHANGES
(I) VALUATION OF INVESTED ASSETS HELD FOR THE GENERAL FUND
In the third quarter of 2002, the Company changed the application of the rate used for the moving average market method for stocks and real estate portfolios in accordance with the requirements of OSFI. The fair value adjustment of the difference between the carrying value and period-end fair value and the amortization of net realized gains and losses have been changed to 5% per quarter from 15% per annum for stocks and 3% per quarter from 10% per annum for real estate. The Company adopted this change in estimate in the third quarter on a prospective basis. The impact of this change on these Consolidated Financial Statements was not material.

(C) BASIS OF CONSOLIDATION
These financial statements consolidate the operating results and financial position of the Company and its subsidiaries. All intercompany balances have been eliminated.

(D) PARTICIPATING ACCOUNT
The ICA requires the Company to maintain two accounts within its general fund: one for its participating policies ("the participating account") and one for all of its other business ("the shareholders' account"). Through its participating account, the assets, liabilities, income and equity relating to the Company's participating policies are recorded separately.

The participating account is comprised of two main subdivisions. The liabilities for participating policies issued or assumed by the Company prior to demutualization are held in closed block sub-accounts. These liabilities for guaranteed and other non-guaranteed benefits are determined using best estimate assumptions. If at any time the value of the assets allocated to these policies were, in the opinion of the Appointed Actuary, less than the assets required in the long term to support the liabilities of these policies and the future reasonable net income expectations of the policyholders, assets having a sufficient value to rectify the situation would be transferred first from the additional ancillary sub-accounts maintained in the participating account for this purpose and then, if the deficiency is expected to be permanent, from the shareholders' account. Any such transfers from the shareholders' account would be recorded as a charge to shareholders' net income.

The second main subdivision comprises the open block sub-accounts containing all liabilities in respect of new participating policies issued on or after demutualization. On demutualization, $50 million of seed capital was transferred from retained earnings of the shareholders' account to the participating account. Subject to approval by OSFI, the seed capital amount, together with a reasonable rate of return, may be transferred to the shareholders' account if the seed capital is no longer required to support the new participating policies. Transfers of seed capital to the shareholders' account would be returns of capital and would be recorded as adjustments to shareholders' retained earnings. A reasonable rate of return on seed capital is recognized as income in the shareholders'

46 CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

account and an expense in the participating account. In addition, a percentage of the net income of the new participating policies may be transferred to the shareholders' account as permitted by regulation.

(E) VALUATION OF INVESTED ASSETS HELD FOR THE GENERAL FUND
(I) BONDS AND MORTGAGES
Bonds, including asset-backed fixed term securities, and mortgages are carried at amortized cost, net of allowances for specific losses (refer to note 2(e)(v)).

The difference between the proceeds on the sale of a bond or mortgage prior to maturity and its carrying value is considered to be an adjustment of future portfolio yield. This difference is deferred on the Consolidated Balance Sheets and amortized to net income over the remaining term to maturity.

(II) STOCKS AND REAL ESTATE
Portfolio investments in stocks and real estate, which include Company-occupied premises, are carried at a value that is adjusted toward fair value each year. Prior to the adoption on July 1, 2002 of the new OSFI requirement, the adjustment for stocks was 15% per annum of the difference between carrying value and year-end fair value. The fair value adjustment for real estate was 10% per annum of the difference between carrying value and appraised value. Appraised value is determined annually based on a combination of internal appraisals established by the Company and independent appraisals. All real estate properties are independently appraised at least once every three years.

Net realized gains and losses on the disposal of stocks and real estate are deferred on the Consolidated Balance Sheets and were amortized to net income on a declining balance basis at 15% per annum for stocks and at 10% per annum for real estate.

Refer to note 2(b)(i) for a description of the change to this policy that was adopted prospectively in the third quarter of 2002.

(III) POLICY LOANS
Policy loans are carried at their unpaid balance and are fully secured by the cash surrender value of the policies on which the respective loans are made.

(IV) OTHER INVESTED ASSETS
Other invested assets generally include the Company's investment in equipment leases, limited partnerships and equity investments in which the Company has the ability to exercise significant influence. Equipment leases are carried at cost less accumulated amortization. Equity investments and limited partnerships are carried at cost plus the Company's pro rata share of the investees' net income
(loss), less any distributions paid to the Company during the year.

(V) IMPAIRED INVESTMENTS AND PROVISIONS FOR LOSSES

Impaired investments include all loans with payments of 90 days or more in arrears unless their repayment has been insured by a government authority or representative thereof. Impaired investments also include loans that are not in arrears but where management has determined that an impairment in value exists.

The carrying value of the Company's investment in a bond or mortgage is reduced by a specific provision for loss to the extent an impairment in value is deemed to exist. A specific provision for loss is established whenever there is a decline in the value of a bond, which is other than temporary, or when the recovery of the principal and accrued interest on a mortgage is in doubt and the value of the underlying security is also impaired. A specific provision for loss is only reduced as a result of a write-off or sale of the impaired investment, or if the conditions that caused the impairment no longer exist. Accrual of interest is discontinued and previously accrued interest is reversed on impaired bonds and impaired mortgages where payments are 90 days or more in arrears.

Property that is acquired due to a mortgage foreclosure and held for resale is classified as real estate and is valued at the lower of the amortized cost of the mortgage at the time of foreclosure and the net realizable value of the property. Any losses on foreclosure and subsequent adjustments to net realizable value are recognized in net income immediately.

The carrying value of the stock portfolio or the real estate portfolio is written down to fair value immediately if there is an other than temporary decline in the value of either portfolio. The Company treats the stock and real estate portfolios as separate portfolios for the purpose of assessing whether permanent impairment exists.

In addition to specific provisions noted above for existing asset impairments, the Company provides for potential future asset defaults through the reduction of the assumed investment yields used in the calculation of the actuarial liabilities as disclosed in note 3 and as required by the Canadian Institute of Actuaries (CIA) and OSFI.

(F) FAIR VALUE
(I) BONDS AND MORTGAGES
The fair value of publicly traded bonds and asset-backed fixed term securities is determined using quoted market prices. The fair value of bonds and mortgages that are not publicly traded is determined by discounting the expected future cash flows related to these loans at market interest rates.

(II) COMMON AND PREFERRED STOCKS
The fair value of common and preferred stocks is determined using quoted market prices. The fair value of common and preferred stocks that are not publicly traded is determined by discounting expected future cash flows at risk-adjusted rates of return.

(III) REAL ESTATE
The fair value of real estate is determined based on the appraised value as described in note 2(e)(ii).

(IV) OTHER INVESTED ASSETS AND POLICY LOANS

The fair value of other invested assets and policy loans is generally estimated to equal carrying value.

(V) SUBORDINATED DEBENTURES
The fair value of the Company's subordinated debentures is determined based on the value in the market for equivalently rated securities of similar terms.

(G) SEGREGATED FUNDS
The Company manages certain funds that are segregated from the general fund of the Company. This business includes Canadian segregated annuity funds; unit-linked life insurance and annuity business in the United Kingdom and the Republic of Ireland; and variable annuity separate account business in the United States. The net assets of these funds are carried at fair value, and a corresponding amount is reported as a liability. Fair value is determined using quoted market values or, where quoted market values are not available, estimated fair values as determined by the Company. Income earned from fund management fees is included in fee and other income in the general fund. Certain individual contracts have guarantees from the Company. In these cases, a separate actuarial liability is established in the general fund to provide for any unexpected losses resulting from the guarantee.

(H) FOREIGN CURRENCY TRANSLATION
Foreign currency assets and liabilities are translated into Canadian dollars using the rates of exchange in effect at the balance sheet dates. Revenues and expenditures are translated into Canadian dollars at average rates of exchange during the year.

                                           CANADA LIFE FINANCIAL CORPORATION  47

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company's currency translation account (CTA) arises from the translation of its self-sustaining foreign operations. Unrealized foreign currency gains and losses arising on the translation of the accounts of the Company's foreign operations and on forward foreign exchange agreements that are used to hedge the exposure of the Company's investments in foreign operations are recorded as a direct adjustment to the CTA. The CTA is presented as a separate component of equity on the Consolidated Statements of Equity.

(I) INCOME TAXES
The Company uses the liability method of tax allocation. Future income tax assets and liabilities reflect the net tax effects of temporary differences between the value of assets and liabilities reported for financial statement purposes and those reported for income tax purposes. Future income tax assets and liabilities are calculated based on income tax rates and laws that are expected to apply when the asset or liability is realized, which are those that are enacted or substantively enacted at the Consolidated Balance Sheet dates. Future income tax assets are recognized only to the extent that it is more likely than not that the income tax benefit will be realized.

(J) EMPLOYEE FUTURE BENEFIT LIABILITIES
The Company maintains defined benefit pension plans and provides other post-retirement benefits such as post-retirement life, health and dental insurance benefits for its employees and agents. The assets supporting the trusteed pension plans of the Company are held in separate trusteed pension funds. The remaining benefits are included in other liabilities and are supported by general fund assets of the Company. The accrued benefit is determined using a market rate of interest.

The actuarial valuations of the pension obligations are determined using the projected benefit method prorated on service, based on management's best estimate assumptions. Pension and other post-retirement benefit costs for the year are based on the estimated benefits earned by the employees and agents during the year. Pension plan surplus or deficit, changes in assumptions and plan amendments, as well as experience gains and losses, are amortized to income over the expected average remaining service life of plan members.

(K) DERIVATIVE FINANCIAL INSTRUMENTS
The Company utilizes derivative financial instruments, including swaps, forward contracts, futures and options, when appropriate, to manage its asset/liability positions and to hedge against fluctuations in interest rates, foreign exchange rates and stock market indices. Realized and unrealized gains and losses resulting from the use of these derivative financial instruments are included in income on a basis consistent with the underlying positions being hedged.

(L) REINSURANCE
The Company's premium income, payments to policyholders and beneficiaries, actuarial liabilities and increase in actuarial liabilities are all shown net of amounts ceded to, or including amounts assumed from, other insurers.

(M) GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill represents the excess of cost over the estimated fair value of the net assets acquired as at the date of acquisition. Prior to 2002, goodwill resulting from acquisitions before July 1, 2001 was generally amortized to income on a straight-line basis over 10 years. Refer to note 2(a)(i) for a description of changes to this policy that were effective January 1, 2002.

(N) GROSS PREMIUMS
Gross premiums for all types of insurance contracts, and contracts with limited mortality or morbidity risk, are generally recognized as revenue when due. When premiums are recognized, actuarial liabilities are computed, with the result that benefits and expenses are matched with such revenue.

(O) FEE AND OTHER INCOME
Fee and other income primarily includes fees earned from the management of the Company's segregated funds assets, third party assets and fees earned from investment management services provided by subsidiary companies.

(P) CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

Cash equivalents consist of investments with original maturities at acquisition of three months or less. Short-term investments consist of investments with original maturities at acquisition exceeding three months, but less than twelve months.

(Q) SOFTWARE COSTS
For those costs that meet specific criteria, the Company capitalizes and amortizes software acquisition and development costs over a period not exceeding five years.

(R) REPURCHASE AGREEMENTS
The Company enters into repurchase agreements that involve sales of securities under agreements to repurchase the securities at a later date at an agreed-upon price. These agreements are treated as collateralized borrowing transactions and are included in other liabilities at the amounts at which the securities were sold. Interest incurred on repurchase agreements is included in net investment income.

(S) FUTURE CHANGES IN ACCOUNTING POLICY

(I) STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS

For fiscal 2003, the Company has elected to adopt the fair value method of accounting for stock options as encouraged in the CICA's recommendations for Stock-Based Compensation and Other Stock-Based Payments. The Company will recognize prospectively the compensation expense for stock option awards granted after January 1, 2003. The amount of the additional compensation expense depends on the number of options granted and their fair value at the date of grant. Refer to note 17 for pro forma disclosure on options granted in fiscal 2002.

(II) HEDGING During the year, the CICA issued a new accounting guideline on hedging relationships that will be effective for the Company beginning January 1, 2004. The guideline establishes the criteria that must be met in order to apply hedge accounting for derivatives. Changes in the fair value of derivatives that do not qualify for hedge accounting will be recorded in the Consolidated Statements of Net Income. The impact of implementing this guideline on the Company's future results will depend on the Company's hedging strategies and market volatility.

48  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SIGNIFICANT ACTUARIAL POLICIES
--------------------------------------------------------------------------------
Actuarial liabilities represent the amounts required, in addition to future premiums and investment income, to provide for future benefit payments, policyholder dividends, commissions and policy administrative expenses for all insurance and annuity policies in force with the Company. The Company's Appointed Actuary is responsible for determining the amount of the actuarial liabilities such that sufficient funds will be available in the future to meet the Company's obligations. The valuation methods used by the Appointed Actuary are determined using generally accepted actuarial practices, according to standards established by the CIA. The valuation methods used by the Company were changed in 2001 to adopt retroactively the Standards of Practice for the Valuation of Policy Liabilities of Life Insurers (Life SOP) as required by the CIA. In addition, the determination of the actuarial liabilities includes the discounting effect of future income taxes relating directly to items included in the computation of these liabilities.

The valuation methodology under Life SOP is the Canadian Asset Liability Method
(CALM). This method involves the projection of future events in order to determine the amount of assets that must be set aside currently to provide for all future obligations. The method consists of four basic steps:

   1. Determination of the period over which these projections are performed.

   2. Projection of liability cash flows.

   3. Projection of asset cash flows.

   4. Performance of economic scenario testing under a variety of plausible economic conditions.

The Company maintains specific asset funds to back each major line of business. The projection of liability and asset cash flows recognizes these specific asset funds.

(A) SELECTING THE PROJECTION PERIOD
The projection period is chosen so as to include all insured events in the valuation process. The projection period is long enough to encompass all material policy-related obligations arising from commitments the insurer has made on, or before, the valuation date. For example, the projection period for a traditional non-participating individual life policy is the maturity date of the contract.

For certain segregated funds products without significant insurable events, Life SOP requires a method for determining general fund actuarial liabilities which involves a projection of future policy expense margins and a comparison of these amounts to expenses associated with the acquisition of these policies that have not yet been recovered. To the extent these future margins will allow for the future recovery of these unrecovered expenses, the unrecovered expenses are a reduction to actuarial liabilities otherwise computed.

For certain group life and health insurance products, Life SOP allows for the amortization and recovery of acquisition expenses from policy expense margins that are expected to be received in the future. To the extent these future margins will allow for the future recovery of these unrecovered expenses, the unrecovered expenses are a reduction to actuarial liabilities otherwise computed.

(B) PROJECTING LIABILITY CASH FLOWS
Projecting liability cash flows involves the use of best estimates for the following assumptions: mortality, morbidity, administrative expenses, policyholder dividends, and policy lapses and surrenders. Actual experience is monitored against these assumptions to ensure they remain reasonable.

The process of projecting liability cash flows involves the estimation of the occurrence of events (e.g., a policyholder's death or surrender) that may or may not happen until many years in the future. Due to the uncertainties involved in this process, best estimate assumptions are adjusted by margins for adverse deviations, which provide for possible unfavourable deviations from expected experience. These margins increase actuarial liabilities and reduce the net income that otherwise would be recognized at the inception of a policy.

The range for these margins is set out in guidelines issued by the CIA. Given the diversity and size of the Company's portfolio, the risk of deviations being significantly different than expected is relatively low, so that margins at the low end of the permissible range are often justifiable. However, the Company often follows a more prudent practice of establishing margins close to the middle of the range.

(C) KEY ASSUMPTIONS FOR PROJECTING LIABILITY CASH FLOWS
The following is a description of the methods used to calculate the best estimates for the significant non-economic assumptions used in the projection of liability cash flows.

(I) MORTALITY
Mortality relates to the incidence of death. For life insurance, the Company conducts annual mortality studies for each country and line of business. The Company's assumptions are derived by expressing its own average experience over the last five years as a percentage of the most recent industry experience tables.

For major payout annuity blocks of business, the Company conducts annual mortality studies and the rates used are based on the average experience over the last five years. In the case of smaller blocks of annuity business where the experience is too small to be reliable, intercompany pension experience tables are used. Suitable projection factors reflecting industry experience are used in all cases to allow for the improving mortality trends.

(II) MORBIDITY
Morbidity generally refers to the incidence of sickness and accident claims, and to the rate of recovery of such claimants.

For people who are not currently disabled, the morbidity assumptions for individual policies are based on recent internal studies translated into various factors applied to standard industry morbidity tables. For group policies, the premium can be changed each year due to changing claims experience and, therefore, the liability is set equal to a portion of the premiums paid in advance.

For people who are disabled, the termination assumptions are based on recent internal studies and translated into factors applied to standard industry tables.

(III) ADMINISTRATIVE EXPENSES
Actuarial liabilities include amounts to provide for the costs of administering policies in force such as the cost of collecting premiums, processing and adjudicating claims, periodic communications with policyholders, related indirect expenses and a share of overhead costs. Allowances for expenses are based on the Company's most recent internal cost analysis, with adjustments to the current valuation year. The internal cost analysis is reviewed and updated annually. These expenses are projected into the future with allowances for inflation.

                                           CANADA LIFE FINANCIAL CORPORATION  49

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(IV) POLICYHOLDER DIVIDENDS
Policy liabilities include the present value of the estimated future payments of participating policyholder dividends, including terminal bonus dividends for policies issued in the United Kingdom and the Republic of Ireland. Dividends paid to participating policyholders are calculated in accordance with the dividend policy established by the Board of Directors ("the Board").

(V) POLICY LAPSES AND SURRENDERS
Although a policy contract may call for the payment of premiums over the full term of the policy, policyholders may choose not to continue to pay premiums, thereby allowing their policy to lapse. Policyholders may also choose to surrender their policy in return for the policy's cash surrender value. Policy termination rate assumptions are based on the Company's recent experience by country and line of business. For certain products, the actuarial liability decreases as policy termination rates increase. On such products, very low policy termination rates are assumed in establishing the liabilities.

(D) PROJECTING ASSET CASH FLOWS
Asset cash flow projections reflect future scheduled events (e.g., coupon payments and maturities on bonds) as well as the use of best estimates for the following assumptions: investment expenses, asset defaults and pre-payments. These best estimate assumptions are adjusted by margins for adverse deviations, which provide for possible unfavourable deviations from expected experience. Assumptions are also made about reinvestment/disinvestment strategies for net cash flows.

(E) ECONOMIC SCENARIO TESTING
A variety of economic scenarios are tested for most products. Scenarios include increases or decreases in interest rates, as well as changing patterns of these rates. The level of actuarial liabilities is determined by considering the amount of assets that must be set aside currently to provide for all future obligations under the more adverse economic scenarios tested.

4. ACQUISITIONS AND DISPOSITIONS
--------------------------------------------------------------------------------
On October 1, 2002, the Company completed an agreement to acquire a substantial block of group life and long term disability insurance business in the United Kingdom, reinsuring these risks on that date. Formal transfer of the business will occur after court approval, expected in mid-2003. Results are included in the Consolidated Statements of Income since the date of acquisition. The acquisition had a purchase price of approximately $53 million, including transaction costs, net of tax, of $3 million.

The purchase price allocation is as follows:


NET LIABILITIES ACQUIRED:
    Cash                                                 $          410
    Bonds                                                           292
    Other assets                                                    120
------------------------------------------------------------------------
                                                                    822
------------------------------------------------------------------------
    Policy liabilities                                              866
    Other liabilities                                                80
------------------------------------------------------------------------
                                                                    946
------------------------------------------------------------------------
                                                         $        (124)
------------------------------------------------------------------------
------------------------------------------------------------------------
CONSIDERATION PAID:
    Cash consideration                                   $           50
    Transaction costs, net of taxes                                   3
------------------------------------------------------------------------
                                                         $           53
------------------------------------------------------------------------
------------------------------------------------------------------------
Goodwill on acquisition                                  $          177
------------------------------------------------------------------------
------------------------------------------------------------------------

On October 31, 2002, the Company completed a transaction to acquire a Canadian provider of preferred term life insurance products in Canada. The acquisition had a purchase price of $58 million, including transaction costs of $1 million. The Company acquired $26 million of assets including $3 million of cash, $24 million of negative actuarial liabilities and $7 million of other liabilities and recorded goodwill on the acquisition of $15 million.

In 2000, the Company sold its 100% interest in its general insurance subsidiary, Canada Life Casualty Insurance Company. Included in the December 31, 2000 Consolidated Statement of Net Income was revenue of $132 million and net income of $10 million relating to the general insurance subsidiary, and included in fee and other income, a gain of $18 million, net of tax from the disposition of this subsidiary.

5. INTEREST RATE, FOREIGN CURRENCY, CREDIT AND LIQUIDITY RISK
--------------------------------------------------------------------------------
(A) INTEREST RATE RISK
Interest rate risk is the risk that the economic value of the Company is adversely impacted by changes in interest rates. The interest rate risk associated with the Company's annuity and pension products is of particular importance because these products constitute approximately 59% (58% in 2001) of the Company's general fund actuarial liabilities. The timing and amount of the Company's obligations under annuity and pension products can be determined with reasonable certainty and the mismatch positions of the assets supporting these liabilities is monitored quarterly to measure compliance with the limits set out in the Company's Investment Policy.

The following table shows the estimated amount of the future asset and liability cash flows associated with the Company's annuity and pension products that were in force at December 31 and reflects the appropriate repricing or maturity date. The cash flow gap between the assets and the liabilities is also noted. These cash flows include the effect of any off-balance sheet derivative financial instruments the Company has entered into for asset/liability management purposes.

50  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31:

                                                                                  Repricing or maturity date
                                   -------------------------------------------------------------------------
                                    Less than                       5 to 10         10 to 20            Over
(IN MILLIONS OF CANADIAN DOLLARS)      1 year   1 to 5 years          years            years        20 years
------------------------------------------------------------------------------------------------------------
2002
ASSETS                              $   2,459      $   8,877      $   5,762        $   8,567      $    6,244
LIABILITIES                             2,395          8,813          5,893            7,931           6,832
------------------------------------------------------------------------------------------------------------
CASH FLOW GAP                       $      64      $      64      $   (131)        $     636      $    (588)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
2001
Assets                              $   2,740      $   8,423      $   5,669        $   7,679      $    5,655
Liabilities                             2,827          8,331          5,470            7,065           6,445
------------------------------------------------------------------------------------------------------------
Cash flow gap                       $    (87)      $      92      $     199        $     614      $    (790)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

Two related methods are used by the Company to measure and to monitor the interest rate risk associated with the Company's annuity and pension products.

(I) DURATION MISMATCH
The following table indicates, in years, the duration mismatch that is associated with the Company's annuity and pension products as at December 31:

(IN YEARS)                                         2002           2001
----------------------------------------------------------------------
Asset duration                                     7.73           7.01
Liability duration                                 7.67           6.99
----------------------------------------------------------------------
Duration mismatch                                  0.06           0.02
----------------------------------------------------------------------
----------------------------------------------------------------------

(II) NET PRESENT VALUE The impact on the net present value (NPV) of the Company's annuity and pension products of a 1% parallel change in interest rates, as at December 31, is shown in the following table:

(IN MILLIONS OF CANADIAN DOLLARS)                2002              2001
-----------------------------------------------------------------------
NPV                                             $ 321            $  366
Impact on NPV if
interest rate changed +1%                         (50)              (53)
Impact on NPV if
interest rate changed -1%                          34                44
-----------------------------------------------------------------------
-----------------------------------------------------------------------

The margins for adverse deviations set aside in the actuarial liabilities, as described in note 3, take into account adverse interest rate movements that are significantly more adverse than the parallel 1% change shown above.

(B) FOREIGN CURRENCY RISK
Foreign currency risk is the risk of loss due to adverse movements in foreign currency rates as compared to the Canadian dollar. A 1% strengthening of the Canadian dollar relative to the currencies in the foreign jurisdictions in which the Company operates would reduce shareholders' retained earnings by $33 million ($24 million in 2001) and net income by $3 million ($3 million in both 2001 and 2000) after taking into account the effect of any off-balance sheet derivative financial instruments that the Company has entered into for purposes of hedging against adverse changes in foreign exchange rates.

(C) CREDIT RISK
Credit risk is the risk of financial loss due to the failure of a debtor to honour its obligations to the Company. Potential areas of significant concentration of credit risk include non-investment grade bonds and non-insured mortgages, which in 2002 amounted to carrying values of $864 million and $6,654 million, respectively (in 2001, $818 million and $7,121 million, respectively) and represented 21% of the total invested asset portfolio (24% in 2001). The carrying values of impaired non-investment grade bonds and non-insured mortgages in 2002 were $65 million and $6 million, respectively (in 2001, $138 million and $15 million, respectively) and represented 0.19% of the invested asset portfolio in 2002 (0.46% in 2001).

Credit risk associated with an individual counterparty is indicated by the Company's largest exposure to any one corporate entity's fixed term investments, including term preferred shares. The Company's largest exposure to any one corporate entity in 2002 was $191 million ($192 million in 2001).

The Company's exposure to credit risk relating to its off-balance sheet investments in derivative financial instruments is disclosed in note 20.

(D) LIQUIDITY RISK
Liquidity risk refers to the ability of the Company to meet its obligations to policyholders and creditors as they fall due.

The sources of liquidity are as follows:

(IN MILLIONS OF CANADIAN DOLLARS)                2002             2001
----------------------------------------------------------------------
Cash, cash equivalents and
short-term investments                     $    1,159          $ 1,142
Senior government securities                    6,938            5,283
Other government securities and
corporate bonds                                 8,591            7,353
Insured mortgages                                 968              875
----------------------------------------------------------------------
TOTAL                                      $   17,656          $14,653
----------------------------------------------------------------------
----------------------------------------------------------------------

At December 31, 2002, the Company had $431 million ($472 million in 2001) available from the unused portion of revolving lines of credit.

Liquidity must be maintained, in particular, to provide for life insurance policies, which permit policyholders to surrender their policies for a guaranteed surrender value at any time. Some annuity policies may also be surrendered prior to the end of the stated maturity dates for a value determined by the terms of the policy. The aggregate amount of outstanding cash surrender values if all policies had been surrendered as at December 31, 2002 was $12,593 million ($12,977 million in 2001). Actual cash surrenders during the year amounted to $1,446 million ($1,500 million in 2001). Policyholder dividends left on deposit with the Company can be withdrawn on demand at any time, and as at December 31, 2002 totalled $306 million ($301 million in 2001). Policyholder dividends withdrawn during the year totalled $34 million ($31 million in 2001).

                                           CANADA LIFE FINANCIAL CORPORATION  51

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. REINSURANCE
--------------------------------------------------------------------------------

(A) REINSURANCE
The Company has a variety of reinsurance business arrangements in place whereby the Company accepts reinsurance from other insurers and reinsurers and, as well, uses reinsurance to manage underwriting and liability risk in the normal course of business. Reinsurance arrangements do not relieve the Company of its liability as the primary insurer. Therefore, the Company may be exposed to credit risk relating to its reinsurers and retrocessionaires.

The following summarizes the gross and net impacts of reinsurance on certain financial statement line items:

(IN MILLIONS OF CANADIAN DOLLARS)                 2002           2001          2000
------------------------------------------------------------------------------------
PREMIUMS
Direct written                              $    6,618     $    5,976     $   5,007
Reinsurance assumed                                569            436           387
Reinsurance ceded                               (1,272)        (1,054)         (718)
------------------------------------------------------------------------------------
Net premiums                                $    5,915     $    5,358     $   4,676
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PAYMENTS TO POLICYHOLDERS AND BENEFICIARIES
AND INCREASE IN ACTUARIAL LIABILITIES
Gross expense                               $    7,151     $    7,262     $   6,040
Reinsurance ceded                                 (670)        (1,072)         (409)
------------------------------------------------------------------------------------
Net expense                                 $    6,481     $    6,190     $   5,631
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POLICY LIABILITIES
Gross policy liabilities                    $   31,993     $   29,835     $  27,177
Reinsurance ceded                               (1,431)        (1,223)         (491)
------------------------------------------------------------------------------------
Net policy liabilities                      $   30,562     $   28,612     $  26,686
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

(B) IMPACT OF SEPTEMBER 11, 2001
As part of its reinsurance business, the Company has special risk reinsurance (including workers' compensation and catastrophe coverage) contracts with other insurers and reinsurers on which it has incurred losses as a result of the terrorist attack of September 11, 2001. During 2002, the Company paid claims and updated its estimate as appropriate for experience, reducing the overall net provision to $122 million pre-tax as at December 31, 2002 ($131 million pre-tax in 2001). The Company believes its current estimates of gross and net losses incurred are sufficient, but they may be subject to adjustment as additional information is received.

The total provision is comprised as follows:

IMPACT OF SEPTEMBER 11, 2001

(IN MILLIONS OF CANADIAN             Gross   Reinsurance   Exposure net    Catastrophe         Net     Additional            Total
DOLLARS)                          exposure    recoveries  of recoveries       coverage    exposure      provision        provision
----------------------------------------------------------------------------------------------------------------------------------
Total provision,                  $    606       $  (415)     $     191       $  (100)     $    91        $   40           $   131
  beginning of year(1)
Paid claims                            (44)           34           (10)            --          (10)           --               (10)
Change in estimate                     (69)           43           (26)            --          (26)           27                 1
Paid expenses                           --            --            --             --           --            (6)               (6)
Effect of changes in
currency translation rates              11            (6)             5            --            5             1                 6
----------------------------------------------------------------------------------------------------------------------------------
TOTAL PROVISION, END OF YEAR(1)   $    504       $  (344)     $     160       $  (100)     $    60        $   62           $   122
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1)  ALL AMOUNTS INCLUDED IN THE TABLE IN NOTE 6(A).

The reinsurance recoveries at December 31, 2002 relate to over 20 reinsurance relationships. Of the reinsurance recoverable amount at December 31, 2002, according to A.M. Best, 34% (58% in 2001) is with companies rated A+ or better, 56% (34% in 2001) is with companies rated A and 10% (8% in 2001) is with companies rated A-.

The Company has entered into, and may in the future enter into, negotiations, arbitration proceedings or litigation with certain of its retrocessionaires in the process of collecting all amounts owed by such parties. Based on the information that the Company has to date, the Company believes that it will succeed in enforcing its rights in respect of each of its reinsurance arrangements.

52  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. GENERAL FUND INVESTMENTS AND NET INVESTMENT INCOME
--------------------------------------------------------------------------------
(A) INVESTED ASSETS

                                        Carrying value  Carrying value           Total
                                         of unimpaired     of impaired  carrying value  Unrealized   Unrealized       Fair value
(IN MILLIONS OF CANADIAN DOLLARS)          investments     investments  of investments       gains       losses   of investments
--------------------------------------------------------------------------------------------------------------------------------
2002
BONDS
    GOVERNMENT - CANADA                      $   2,972         $    --       $   2,972    $    249      $    (2)      $   3,219
    GOVERNMENT - FOREIGN                         5,296              --           5,296         337           (1)          5,632
    CORPORATE AND OTHER                         13,966              83          14,049       1,244         (162)         15,131
MORTGAGES
    RESIDENTIAL                                  2,890              --           2,890         347          (36)          3,201
    NON-RESIDENTIAL                              4,726               6           4,732         514          (30)          5,216
COMMON AND PREFERRED STOCKS                      2,072               1           2,073         124         (316)          1,881
REAL ESTATE (INCLUDING FORECLOSED PROPERTIES)    1,063               3           1,066         145          (15)          1,196
OTHER INVESTED ASSETS                            3,380              16           3,396          --            --          3,396
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        $  36,365         $   109       $  36,474    $  2,960      $  (562)      $  38,872
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
2001
Bonds
    Government - Canada                      $   2,873         $    --       $   2,873    $    143      $   (21)      $   2,995
    Government - foreign                         3,501              --           3,501         175          (27)          3,649
    Corporate and other                         12,534             138          12,672         732         (182)         13,222
Mortgages
    Residential                                  2,907              --           2,907         212           (7)          3,112
    Non-residential                              5,074              15           5,089         328          (15)          5,402
Common and preferred stocks                      2,475              --           2,475         275         (179)          2,571
Real estate (including foreclosed properties)      938               3             941         124          (42)          1,023
Other invested assets                            2,968              19           2,987          15            --          3,002
--------------------------------------------------------------------------------------------------------------------------------
Total                                        $  33,270         $   175       $  33,445    $  2,004      $  (473)      $  34,976
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

Invested assets of the Company with a carrying value of $31,555 million ($29,671 million in 2001) and a fair value totalling $34,019 million ($31,174 million in
2001), as well as the cash flows derived therefrom, support the actuarial and other liabilities of the operating funds, participating policyholders' equity and the non-operating fund liabilities disclosed in note 9(c). Changes in the fair value of these assets generally will not cause a corresponding change in equity, as they would be offset by changes in actuarial liabilities. For the methods and assumptions used to estimate fair values, refer to note 2(f).

Invested assets with a carrying value of $4,919 million ($3,774 million in 2001) and a fair value totalling $4,853 million ($3,802 million in 2001) support the shareholders' equity, subordinated debentures and other liabilities of the Company. Changes in the fair value of these assets would result in unrealized gains or losses, which would ultimately cause a corresponding change in shareholders' equity. In addition, the Company has recorded net deferred realized gains relating to the sale of assets supporting shareholders' equity of $257 million ($332 million in 2001). These net deferred realized gains and the unrealized gains or losses will be amortized to net income in the future in accordance with the accounting policies described in note 2(e).

The carrying value and fair value of bonds, by contractual maturity, are as follows:

                                                              2002                           2001
                                                  ----------------------------------------------------------
(IN MILLIONS OF CANADIAN DOLLARS)                 CARRYING VALUE    FAIR VALUE   CARRYING VALUE   FAIR VALUE
------------------------------------------------------------------------------------------------------------
Due in 1 year or less                                  $   1,522      $  1,531        $     663   $      665
Due after 1 year through 5 years                           5,024         5,260            4,146        4,279
Due after 5 years through 10 years                         3,175         3,362            3,502        3,603
Due after 10 years                                        12,596        13,829           10,735       11,319
------------------------------------------------------------------------------------------------------------
TOTAL                                                  $  22,317      $ 23,982        $  19,046   $ 19,866
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

                                           CANADA LIFE FINANCIAL CORPORATION  53

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(B) PROVISIONS FOR LOSSES
The carrying values of impaired investments have been reduced by the following provisions for losses:

(IN MILLIONS OF CANADIAN DOLLARS)                                                    2002            2001         2000
----------------------------------------------------------------------------------------------------------------------
Bonds                                                                              $   53          $   48       $   20
Mortgages                                                                               2              17           25
Common and preferred stocks                                                            --              --            3
Real estate (including foreclosed properties)                                           1               1            2
Other invested assets                                                                   3               5            2
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                              $   59          $   71       $   52
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
The change in the provisions for losses for the year is as follows:

Provisions for losses, beginning of year                                           $   71          $   52       $   70
Net increase (decrease) in provisions for losses on impaired investments (NOTE        (12)             17          (17)
7(C))
----------------------------------------------------------------------------------------------------------------------
                                                                                       59              69           53
Effect of changes in currency translation rates                                        --               2           (1)
----------------------------------------------------------------------------------------------------------------------
PROVISIONS FOR LOSSES, END OF YEAR                                                 $   59          $   71       $   52
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

In addition to the above specific provisions, actuarial liabilities as at December 31, 2002 include $569 million ($514 million in 2001) to provide for potential future asset defaults.

(C) NET INVESTMENT INCOME

(IN MILLIONS OF CANADIAN DOLLARS)                                                    2002            2001         2000
----------------------------------------------------------------------------------------------------------------------
Interest                                                                          $ 2,079         $ 2,063      $ 1,978
Dividends                                                                              40              59           49
Net rents                                                                              76              61           62
Amortized net gains from:
    Bonds                                                                             100             102           63
    Mortgages                                                                          12              11           10
    Common and preferred stocks                                                        27              78          153
    Real estate                                                                        22              20           20
Sundry                                                                               (112)            (70)          22
Losses on impaired investments:
    Net (increase) decrease in provisions for losses on impaired investments
      (NOTE 7(B))                                                                      12             (17)          17

    Write-offs and net realized losses on sale of impaired investments                (43)            (13)         (22)
----------------------------------------------------------------------------------------------------------------------
Total: investment income                                                            2,213           2,294        2,352
Less: investment expenses                                                              59              53           46
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                             $ 2,154         $ 2,241      $ 2,306
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(D) NET DEFERRED GAINS
Net deferred gains are calculated in accordance with note 2(e) and include deferred realized gains and losses on the sale of investments. The balances are as follows:

(IN MILLIONS OF CANADIAN DOLLARS)                                         2002          2001
--------------------------------------------------------------------------------------------
Bonds                                                                $   1,044       $   951
Mortgages                                                                   73            56
Common and preferred stocks                                                258           388
Real estate                                                                 97            96
--------------------------------------------------------------------------------------------
TOTAL                                                                $   1,472       $ 1,491
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

54  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER ASSETS
--------------------------------------------------------------------------------
Other assets consist of the following:

(IN MILLIONS OF CANADIAN DOLLARS)                                         2002          2001
--------------------------------------------------------------------------------------------
Future income taxes (NOTE 13)                                          $   303       $   394
Investment income due and accrued                                          435           369
Accounts receivable                                                        271           285
Capital assets                                                             206           140
Goodwill                                                                   331           137
Premiums receivable                                                        157           123
Prepaid expenses and other assets                                           14            58
--------------------------------------------------------------------------------------------
TOTAL                                                                  $ 1,717       $ 1,506
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

9. ACTURIAL LIABILITIES
--------------------------------------------------------------------------------
(A) CHANGES IN ACTUARIAL LIABILITIES

                                                                                    2002                                       2001

(IN MILLIONS OF CANADIAN DOLLARS)            PARTICIPATING  NON-PARTICIPATING      TOTAL  Participating  Non-participating    Total
-----------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of year                          $5,680           $ 21,489    $27,169        $ 5,215           $ 20,266 $ 25,481
Set aside on new and existing business                 375                779      1,154            341                658      999
Reclassification from non-participating
to participating                                        38                (38)        --             --                 --       --
Net change resulting from revised
assumptions and refinements used in
calculating certain liabilities(1)                      (9)               (16)       (25)            (6)               (21)     (27)
-----------------------------------------------------------------------------------------------------------------------------------
                                                       404                725      1,129            335                637      972
-----------------------------------------------------------------------------------------------------------------------------------
Acquisitions                                            --                842        842             --                 --       --
Reclassification from the general fund                  --               (642)      (642)            --                 --       --
  to the segregated funds
Effect of changes in currency translation              170                382        552            130                586      716
rates
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, END OF YEAR                                $6,254           $ 22,796    $29,050        $ 5,680           $ 21,489 $ 27,169
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) INCLUDED IN ACTUARIAL LIABILITY RELEASES FOR 2002 WERE RELEASES FOR MAINTENANCE EXPENSES OF $34 MILLION, RELEASES FOR INDIVIDUAL INSURANCE MORTALITY OF $48 MILLION, A NET STRENGTHENING OF $55 MILLION IN THE U.K. FOR ANNUITANT MORTALITY AND GUARANTEED ANNUITY OPTIONS, AND MISCELLANEOUS OTHER CHANGES NETTING TO A STRENGTHENING OF $2 MILLION.

    INCLUDED IN ACTUARIAL LIABILITY RELEASES FOR 2001 WERE REDUCTIONS OF $14 MILLION IN U.S. INDIVIDUAL INSURANCE ON ACCOUNT OF MORTALITY AND EXPENSES AND $11 MILLION IN U.K. AND IRISH UNIT-LINKED INSURANCE ON ACCOUNT OF MORTALITY. ADDITIONALLY, THERE WAS A FURTHER NET RELEASE OF $2 MILLION IN RESPECT OF A VARIETY OF OTHER ITEMS.

                                           CANADA LIFE FINANCIAL CORPORATION  55

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(B) DISTRIBUTION OF ACTUARIAL LIABILITIES
The actuarial liabilities, by line of business and geographic territory, consist of the following:

                                                            Participating                            Non-participating
                                                           --------------      ---------------------------------------
                                                                Insurance      Annuities   Individual           Group         Total
(IN MILLIONS OF CANADIAN DOLLARS)                                     and                    life and        life and
                                                                annuities                      health          health
                                                                                            insurance       insurance
-----------------------------------------------------------------------------------------------------------------------------------
2002
CANADA                                                           $  2,733      $   6,607     $    988        $  1,173     $  11,501
UNITED KINGDOM                                                      1,256          4,580          311           1,309         7,456
UNITED STATES                                                       1,433          5,290        1,829             435         8,987
REPUBLIC OF IRELAND                                                   454            156         (97)              16           529
INTERNATIONAL AND REINSURANCE                                         378             29          103              67           577
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                            $  6,254      $  16,662     $  3,134        $  3,000     $  29,050
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
2001
Canada                                                           $  2,521      $   6,570     $  1,048        $  1,137     $  11,276
United Kingdom                                                      1,196          3,630          289             347         5,462
United States                                                       1,268          5,214        1,919             387         8,788
Republic of Ireland                                                   343            318          413              15         1,089
International and Reinsurance                                         352             39          104              59           554
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                            $  5,680      $  15,771     $  3,773        $  1,945     $  27,169
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


Actuarial liabilities have been reduced by reinsurance ceded as follows:

(IN MILLIONS OF CANADIAN DOLLARS)                                    2002           2001
----------------------------------------------------------------------------------------
Canada                                                              $ 551         $  327
United Kingdom                                                        134            113
United States                                                          46             47
Republic of Ireland                                                    18             19
International and Reinsurance                                         117             97
----------------------------------------------------------------------------------------
TOTAL                                                               $ 866         $  603
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

56  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(C) CARRYING VALUE OF ASSETS SUPPORTING EACH PRODUCT LINE
The carrying value of total assets backing actuarial liabilities, other liabilities and equity is as follows:

                                                                        Operating funds
                                -------------------------------------------------------       Equity,
                                  Participating                       Non-participating subordinated
                                ---------------    ------------------------------------   debentures,
                                                              Life and health insurance non-operating
                                      Insurance                ------------------------     fund and                       Total
                                                                                               other      ----------------------
(IN MILLIONS OF CANADIAN DOLLARS) and annuities    Annuities   Individual         Group  liabilities(1)      2002           2001
--------------------------------------------------------------------------------------------------------------------------------
CANADA
    Bonds                              $  1,938      $ 4,201      $   924       $   876      $   208       $8,147        $ 7,621
    Mortgages                               569        2,294          250           402           75        3,590          3,886
    Common and preferred stocks             217           24            2            --          275          518            543
    Real estate                              51           --           --            --          236          287            282
    (including foreclosed properties)
    Other invested assets                   373          419         (29)           138           76          977          1,194
    All other assets                         41           95           38           115          311          600            505
--------------------------------------------------------------------------------------------------------------------------------
                                       $  3,189      $ 7,033      $ 1,185       $ 1,531      $ 1,181      $14,119        $14,031
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM
    Bonds                              $    848      $ 3,567      $   114       $   585      $ 1,332       $6,446        $ 4,508
    Mortgages                                 1          521            6            --           --          528            509
    Common and preferred stocks             419          171            5             5          347          947            763
    Real estate
    (including foreclosed properties)       143          472            1            --           66          682            573
    Other invested assets                   150            5          280           324          381        1,140            581
    All other assets                         82          136           13            36          335          602            487
--------------------------------------------------------------------------------------------------------------------------------
                                       $  1,643      $ 4,872      $   419       $   950      $ 2,461      $10,345        $ 7,421
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
UNITED STATES
    Bonds                              $    822      $ 3,115      $   985       $   296      $   921       $6,139        $ 5,768
    Mortgages                               406        2,145          487           191           15        3,244          3,352
    Common and preferred stocks              56            1            1            --          353          411            457
    Real estate
    (including foreclosed properties)        --            2           --            --           38           40             40
    Other invested assets                   238           13          379            37          111          778            872
    All other assets                         61          129           48            32          108          378            453
--------------------------------------------------------------------------------------------------------------------------------
                                       $  1,583      $ 5,405      $ 1,900       $   556      $ 1,546      $10,990        $10,942
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
REPUBLIC OF IRELAND
    Bonds                              $    386      $   223      $   293       $    17      $    18      $   937        $   739
    Common and preferred stocks             112            5           35            --           --          152            710
    Real estate
    (including foreclosed properties)        39            9           --            --            5           53             41
    Other invested assets                    18           --           --            --          208          226            159
    All other assets                         13            5           --             5           10           33           (40)
--------------------------------------------------------------------------------------------------------------------------------
                                       $    568      $   242      $   328       $    22      $   241       $1,401        $ 1,609
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL AND REINSURANCE
    Bonds                              $    182      $    10      $    84       $   143      $   229      $   648        $   410
    Mortgages                               138            8           67            47           --          260            249
    Common and preferred stocks              --           20           --            --           25           45              2
    Real estate
    (including foreclosed properties)        --           --            4            --           --            4              5
    Other invested assets                   108            2           35           130           --          275            181
    All other assets                          5            5            7            --           87          104            101
--------------------------------------------------------------------------------------------------------------------------------
                                       $    433      $    45      $   197       $   320      $   341       $1,336        $   948
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  $  7,416      $17,597      $ 4,029       $ 3,379      $ 5,770      $38,191        $34,951
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) NON-OPERATING FUND LIABILITIES INCLUDE EMPLOYEE AND AGENT RETIREMENT BENEFIT LIABILITIES AND OTHER MISCELLANEOUS LIABILITIES OF THE COMPANY. OTHER LIABILITIES INCLUDE NON-CONTROLLING INTEREST IN THE CANADA LIFE CAPITAL SECURITIES.


                                           CANADA LIFE FINANCIAL CORPORATION  57

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. OTHER LIABILITIES
--------------------------------------------------------------------------------

Other liabilities are comprised of the following items:

(IN MILLIONS OF CANADIAN DOLLARS)                          2002             2001
--------------------------------------------------------------------------------
Accounts payable                                           $   770       $   548
Current income taxes                                            92            69
Future income taxes (NOTE 13)                                   53            --
Security repurchase transactions                                53            --
Premium and other taxes payable                                 19            18
Other                                                          203           240
--------------------------------------------------------------------------------
TOTAL                                                      $ 1,190       $   875
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

11. SUBORDINATED DEBENTURES
--------------------------------------------------------------------------------

(IN MILLIONS OF CANADIAN DOLLARS)                                                        Maturity     2002     2001
-------------------------------------------------------------------------------------------------------------------
Subordinated debentures bearing interest at a fixed rate of 8% until 2006 and,
  thereafter, at a rate equal to the Canadian 90-day Bankers' Acceptance Rate plus 1%        2011    $ 250    $ 250
Series 1 subordinated debentures bearing interest at a fixed rate of 5.8% until 2008 and,
  thereafter, at a rate equal to the Canadian 90-day Bankers' Acceptance Rate plus 1%        2013      200      200
Series 2 subordinated debentures bearing interest at a fixed rate of 6.4%                    2028      100      100
-------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                $ 550    $ 550
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

At December 31, 2002, the fair value of the subordinated debentures was $599 million ($580 million in 2001).

Subordinated debentures were issued by CLA. All of the above debentures constitute direct, unsecured and subordinated obligations of CLA and are redeemable at the option of CLA with the prior approval of OSFI. The subordinated debentures qualify as Tier 2B capital for Canadian regulatory purposes.

Interest expense relating to the subordinated debentures was $38 million ($38 million in both 2001 and 2000) and is included as part of interest expense in the Consolidated Statements of Net Income, along with other interest of nil ($1 million in both 2001 and 2000).


12. NON-CONTROLLING INTEREST IN SUBSIDIARY
--------------------------------------------------------------------------------

On March 14, 2002, Canada Life Capital Trust ("CLCT"), a trust established under the laws of Ontario by The Canada Trust Company and administered by CLA, issued $450 million of non-voting Canada Life Capital Securities ("CLiCS"). CLCT issued $300 million of non-voting CLiCS - Series A and $150 million of non-voting CLiCS
- Series B which qualify as Tier 1 capital for Canadian regulatory purposes. Holders of the CLiCS - Series A and CLiCS - Series B will be entitled to receive semi-annual, non-cumulative fixed cash distributions of $33.395 and $37.645 per $1,000 of CLiCS, respectively, representing respective annual yields of 6.679% and 7.529% of the one thousand dollars initial issue price, payable out of CLCT's net distributable funds. Subject to regulatory approval, CLCT may redeem any series of CLiCS, in whole or in part, at any time on or after June 30, 2007, and in certain limited circumstances, may also redeem all but not less than all of the CLiCS prior to June 30, 2007. The holders of the CLiCS will have the right at any time to surrender each one thousand dollars face amount of CLiCS and to receive from CLCT in exchange, in the case of CLiCS - Series A, 40 newly issued CLA Class A Shares Series 2, or in the case of CLiCS - Series B, 40 newly issued CLA Class A Shares Series 4, subject to compliance with the declaration of trust governing CLCT.

Pursuant to the share exchange agreement, the Company and CLA agreed that if CLCT fails to pay on any regular distribution date the required cash distributions on the CLiCS in full, CLA would not pay dividends on any of its public preferred shares that may be outstanding. If there are no public preferred shares of CLA outstanding, the Company will not pay dividends on any of its preferred and common shares. As at December 31, 2002, CLA did not have any public preferred shares outstanding. In each case, the ability to restart distributions on the CLiCS and dividend payments to the public depends on the resumption of dividend payments on the CLA Class A Shares Series 1.

In addition, as long as any CLiCS are outstanding, and provided that CLA does not have outstanding public preferred shares, the Company will not declare or pay dividends on outstanding preferred and common shares unless CLA has declared and paid a dividend on the CLA Class A Shares Series 1.

The non-controlling interest in subsidiary on the Consolidated Balance Sheets consists of $450 million in CLiCS issued by CLCT.


58  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. INCOME TAXES
--------------------------------------------------------------------------------

(A) INCOME TAX PROVISION

(IN MILLIONS OF CANADIAN DOLLARS)                             2002       2001        2000
-----------------------------------------------------------------------------------------
Current income tax provision                                 $ (33)     $  55       $ 107
Future income taxes relating to temporary differences          166         81          57
Future income taxes resulting from changes in tax rates         --         17          31
-----------------------------------------------------------------------------------------
TOTAL                                                        $ 133      $ 153       $ 195
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

(B) RECONCILIATION OF INCOME TAX PROVISION

(IN MILLIONS OF CANADIAN DOLLARS)                                                    2002       2001       2000
----------------------------------------------------------------------------------------------------------------
Net income before income tax provision                                               $ 635      $ 491      $ 547
----------------------------------------------------------------------------------------------------------------
Expected provision for income taxes at the combined Canadian
 federal and provincial statutory rate of 39.00% (42.25% in 2001 and 44.25% in 2000)   247        207        242
Adjusted for:
 Federal and provincial statutory rate changes                                          --         17         31
 Tax-exempt investment income                                                          (15)       (18)       (21)
 Foreign operations taxed at different rates and bases                                 (73)       (51)       (45)
 Large corporations and other capital taxes                                              4          3          3
 Recognition of tax losses of prior years                                              (15)        (1)        (9)
 Other                                                                                 (15)        (4)        (6)
----------------------------------------------------------------------------------------------------------------
INCOME TAX PROVISION                                                                 $ 133      $ 153      $ 195
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(C) FUTURE INCOME TAXES
The net future tax assets of $250 million arise from temporary differences on the following items:

                                                                     2002                                     2001
                                   -------------------------------------------------------------------------------
                                         FUTURE           FUTURE                Future             Future
(IN MILLIONS OF CANADIAN DOLLARS)    TAX ASSETS  TAX LIABILITIES      NET    tax assets   tax liabilities      Net
------------------------------------------------------------------------------------------------------------------
Investments                               $  81            $   6    $  75         $ 151             $   1    $ 150
Actuarial liabilities                       170              171       (1)          184               100       84
Employee future benefits                     --               26      (26)           --                16      (16)
Deferred acquisition costs                  133               --      133           128                --      128
Other                                       104               35       69            50                 2       48
------------------------------------------------------------------------------------------------------------------
TOTAL                                     $ 488            $ 238    $ 250         $ 513             $ 119    $ 394
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

Net future income taxes of $250 million ($394 million in 2001) are reflected in the Consolidated Balance Sheets as future income tax assets of $303 million ($394 million in 2001) and future income tax liabilities of $53 million (nil in 2001).

A portion of the undistributed net income of non-Canadian subsidiaries will be taxed in Canada upon repatriation. The Company will recognize the future tax liability on the undistributed net income at the time when management determines that they will be repatriated in the foreseeable future.

As at December 31, 2002, the Company has tax loss carryforwards, primarily in Canada, totalling $675 million ($329 million in 2001). The future tax benefit of these tax loss carryforwards has been recognized, to the extent that they are more likely than not to be realized, in the amount of $187 million ($120 million in 2001) in future tax assets. The Company will realize this benefit in future years through a reduction in current income taxes payable. In addition, an accumulated tax loss carryforward of $139 million ($178 million in 2001) has not been recognized as a future tax asset.

14. SHARE CAPITAL
--------------------------------------------------------------------------------
(A) AUTHORIZED:

(I) PREFERRED SHARES

There is an unlimited number of authorized non-voting preferred shares without nominal or par value, issuable in series. The Company's by-laws authorize the Board, prior to the issue of any series of preferred shares, to fix the number of shares in, and to designate the rights, privileges, restrictions and conditions of each series, subject to the provisions of the Company's by-laws and the ICA.

(II) COMMON SHARES
There is an unlimited number of authorized voting common shares without nominal or par value.


                                           CANADA LIFE FINANCIAL CORPORATION  59

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(B) ISSUED AND OUTSTANDING:

                                                              2002                           2001
                                           ------------------------------------------------------
                                              NUMBER                       Number
(IN MILLIONS)                              OF SHARES   SHARE VALUE      of shares     Share value
-------------------------------------------------------------------------------------------------
PREFERRED SHARES
Balance, beginning of year                       6.0          $145            --             $ --
Series B shares issued(1)                         --            --           4.0               95
Series B shares issued to underwriters            --            --           2.0               50
-------------------------------------------------------------------------------------------------
BALANCE, END OF YEAR                             6.0          $145           6.0             $145
-------------------------------------------------------------------------------------------------
COMMON SHARES
BALANCE, BEGINNING AND END OF YEAR             160.4          $317         160.4             $317
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) ON DECEMBER 28, 2001, THE COMPANY ISSUED 6 MILLION NON-CUMULATIVE
    REDEEMABLE SERIES B PREFERRED SHARES AT $25.00 PER SHARE FOR NET PROCEEDS OF $145 MILLION AFTER DEDUCTING TOTAL ISSUE EXPENSES AND UNDERWRITING FEES OF $5 MILLION.

    THE SERIES B NON-CUMULATIVE PREFERRED SHARES ARE ENTITLED TO
    NON-CUMULATIVE PREFERENTIAL CASH DIVIDENDS OF $1.5625 PER SHARE, PAYABLE QUARTERLY. THE REDEMPTION PRICE IF THE SHARES ARE REDEEMED PRIOR TO DECEMBER 31, 2007 IS $26.00 PER SERIES B SHARE. BEGINNING ON DECEMBER 31, 2007, THE REDEMPTION PRICE DECLINES $0.25 ANNUALLY UNTIL AFTER 2010 AT WHICH TIME THE REDEMPTION PRICE IS $25.00 PER SHARE.

15. EARNINGS PER COMMON SHARE
--------------------------------------------------------------------------------

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                                     2002       2001       2000
------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER COMMON SHARE
Common shareholders' net income                                          $   490     $  342      $ 356
Goodwill expense                                                              --         25         24
------------------------------------------------------------------------------------------------------
Common shareholders' net income excluding goodwill expense               $   490     $  367      $ 380
------------------------------------------------------------------------------------------------------
Weighted daily average number of common shares outstanding                 160.4      160.4      160.4
------------------------------------------------------------------------------------------------------
Basic earnings per common share                                          $  3.05    $  2.13    $  2.22
Basic earnings per common share excluding goodwill expense               $  3.05    $  2.29    $  2.37
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE
Common shareholders' net income                                          $   490    $   342    $   356
Goodwill expense                                                              --         25         24
------------------------------------------------------------------------------------------------------
Common shareholders' net income excluding goodwill expense               $   490    $   367    $   380
------------------------------------------------------------------------------------------------------
Weighted daily average number of common shares outstanding                 160.4      160.4      160.4
Dilutive effect of stock options granted and outstanding                      --        0.2         --
------------------------------------------------------------------------------------------------------
Weighted daily average diluted number of common shares outstanding         160.4      160.6      160.4
------------------------------------------------------------------------------------------------------
Diluted earnings per common share                                        $  3.05    $  2.13    $  2.22
Diluted earnings per common share excluding goodwill expense             $  3.05    $  2.29    $  2.37
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

16. MINIMUM CAPITAL REQUIREMENTS AND SHAREHOLDER DIVIDEND RESTRICTIONS
--------------------------------------------------------------------------------

The Company is regulated by OSFI as a Canadian insurance company. OSFI requires Canadian insurance companies to maintain minimum levels of capital and surplus with respect to their worldwide insurance operations in order to provide additional assurance with respect to future solvency. These minimum levels are calculated in accordance with the Minimum Continuing Capital and Surplus Requirements (MCCSR) issued by OSFI. The Company's policy is to maintain an MCCSR ratio well in excess of the minimum required level. At the end of 2002, the ratio was 202% (191% in 2001). This ratio represents an excess of available capital of $1,214 million ($857 million in 2001) over OSFI's minimum capital requirements.

The Company's ability to meet its cash requirements and pay dividends on the common and preferred shares will depend on the receipt of dividends and other payments from CLA. CLA's insurance subsidiaries and branches are required to maintain minimum solvency and capital standards in the jurisdictions in which they operate. These regulatory standards may effectively restrict the amount of dividends, distributions or other payments that may be made by such subsidiaries and branches to CLA and to the Company.

In 2002, the Company distributed $105 million ($84 million in 2001) of cash dividends to shareholders.


60  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. STOCK-BASED COMPENSATION
--------------------------------------------------------------------------------

(A) STOCK OPTION PLAN
Under the Company's stock option plan, stock options are periodically granted to selected employees and non-employee Directors at an exercise price not less than the closing price of the common shares on the TSX on the last trading day prior to the date the option was granted. The number of options granted, the exercise price, the expiry date and the vesting period are determined by the Board. Options granted to Directors vest on the date of grant. Options granted to employees vest 25% each year over four-year period, commencing on the one year anniversary of the grant date, and expire 10 years after the date of grant.

At the discretion of the Board, options awarded in 2000 and 2001 were granted with SARs in tandem. The SARs have the same vesting, expiry and exercise terms and conditions as the options to which they are attached. The SARs give the option-holder the choice to either exercise the option or forfeit the option and receive a cash payment equal to the difference between the market value of the shares on the date of exercise and the exercise price.

The following table summarizes activity under the Company's stock option plan:

                                                                 2002                            2001
                                       --------------------------------------------------------------
                                                            WEIGHTED                         Weighted
                                           NUMBER OF         AVERAGE       Number of          average
                                       STOCK OPTIONS  EXERCISE PRICE   stock options   exercise price
-----------------------------------------------------------------------------------------------------
Outstanding, beginning of year             2,046,410       $  39.86          962,046         $  36.95
Granted(1)                                 1,167,916          41.88        1,161,079            42.25
Exercised                                     (9,679)         36.95               -                --
Forfeited(2)                                (138,618)         40.44          (76,715)           39.46
-----------------------------------------------------------------------------------------------------
Outstanding, end of year                   3,066,029       $  40.62        2,046,410         $  39.86
-----------------------------------------------------------------------------------------------------
Exercisable, end of year                     787,317       $  38.59          308,330         $  37.78
-----------------------------------------------------------------------------------------------------
Available for grant                        4,924,292                       5,953,590
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) IN 2002 NO OPTIONS WERE GRANTED WITH SARS ATTACHED (1,139,593 OPTIONS WERE GRANTED WITH SARS ATTACHED IN 2001).

(2) 2002 INCLUDES 343 OPTIONS FORFEITED DUE TO THE EXERCISE OF SARS DURING THE YEAR (4,209 IN 2001).

The stock options outstanding and exercisable as at December 31, 2002, by exercise price, were as follows:

                                                             Options outstanding              Options exercisable
                               ----------------------------------------------------------------------------------
                                               Weighted average
                                                      remaining         Weighted                         Weighted
                                   Number of   contractual life          average       Number of          average
Range of exercise prices       stock options            (years)   exercise price   stock options   exercise price
-----------------------------------------------------------------------------------------------------------------
$30.52 to $36.95                     979,140               8.10         $  36.20         492,357         $  36.36
$42.20 to $44.62                   2,086,889               8.62         $  42.69         294,960         $  42.30
-----------------------------------------------------------------------------------------------------------------
                                   3,066,029                            $  40.62         787,317         $  38.59
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

Under the fair value method of accounting for stock options, the fair value is estimated at the grant date and the total fair value of the stock options is amortized over the vesting periods as compensation expense. The weighted average fair value of stock options at the grant date for the year ended December 31, 2002 was estimated to be $13.52 per stock option using the Black-Scholes options pricing model. The pricing model assumes the following weighted average information: risk-free interest rate of 5%, an expected life of seven years, an expected common share volatility of 24.4% and an expected dividend yield of 1.3%. Had the Company used the fair value method to measure option-based compensation, the common shareholders' net income, earnings per common share and diluted earnings per common share for the year ended December 31, 2002 would have been reduced by $4 million, $0.02 and $0.02, respectively.

The Company recognizes compensation expense for those stock options that have been awarded SARs in tandem based on the excess of the market value over the exercise price. The Company expects the SARs to be settled in cash and therefore accrues compensation expense on SARs over the vesting period equal to the excess of quoted market price at the balance sheet date over the exercise price. Compensation expense related to this plan is included in general expenses on the Consolidated Statements of Net Income and was not material for the years ended December 31, 2002 and 2001.

(B) DIRECTORS SHARE PURCHASE PLAN
In 2001 the Company introduced a Directors share purchase plan ("DSPP"). Under this plan, each Director may choose to receive all or a percentage of his/her annual fees in the form of Company shares. This election to participate must be made on an annual basis and terminates once the plan member ceases to be a Director. The shares are purchased on the TSX quarterly by a plan administrator based on the amounts allocated by each Director. The plan allows the Directors to sell all or a portion of the accumulated shares and withdraw funds from their account at any time, subject to applicable securities laws and the Company's Insider Trading Policy. Compensation expense for DSPPs is recorded under general expenses in the Consolidated Statements of Net Income. Compensation expense related to this plan was not material for the years ended December 31, 2002 and 2001.


                                           CANADA LIFE FINANCIAL CORPORATION  61

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(C) DEFERRED STOCK UNIT PLAN
In 2001 the Company introduced a deferred stock unit ("DSU") plan. The plan is offered to senior executive officers and non-employee Directors of the Company. Under this plan, each member may choose to receive all or a percentage of his/her annual incentive bonus or Director's fee in the form of deferred stock units. This election to participate must be made on an annual basis prior to receiving the compensation. The initial and redemption values of each unit are based on the closing price of the Company's common shares on the TSX on the date of converting cash amounts to or from units, as applicable. DSUs attract dividends in the form of additional DSUs at the same rate as dividends on the common shares. Units are redeemable only when a plan member ceases to be a Company employee or Director. Compensation expense for the DSUs is recorded under general expenses in the Consolidated Statements of Net Income. Compensation expense related to this plan was not material for the years ended December 31, 2002 and 2001.

(D) EMPLOYEE SHARE PURCHASE PLAN
In 2001 the Company introduced an employee share purchase plan ("ESPP") with Company matching in Canada and in the United Kingdom. In Canada, qualifying employees can choose to contribute up to 10% of their annual base salary to purchase the Company's common shares. Shares are purchased on the TSX by a plan administrator. The Company matches up to 50% of the employee contribution amount to a maximum of the lesser of $1,500 per year or 2.5% of eligible annual earnings. The U.K. plan is the same as the plan in Canada except that the Company matches 10% of the employee contribution amount to a maximum of (pound)150. In each case, the Company's contributions vest after the first year of continuous participation in the plan, and all subsequent contributions vest immediately. Matching contributions made by the Company on the purchase of shares are expensed over the vesting period. Compensation expense related to this plan was not material for the years ended December 31, 2002 and 2001.

18. EMPLOYEE FUTURE BENEFITS
--------------------------------------------------------------------------------

The Company provides pension and other post-retirement life, health and dental insurance benefits, as well as post-employment benefits, for its eligible employees and agents.

Information about the Company's defined benefit pension and other arrangements, in aggregate, is as follows:

                                                     Pension benefits        Other benefits
                                                 ------------------------------------------
(IN MILLIONS OF CANADIAN DOLLARS)                   2002         2001       2002       2001
-------------------------------------------------------------------------------------------
ACCRUED BENEFIT OBLIGATION
Balance, beginning of year                       $   925      $   826      $ 134      $ 125
Service cost                                          44           43          4          4
Employee contributions                                 6            6         --         --
Interest cost                                         64           60          9          9
Benefits paid                                        (44)         (42)        (5)        (6)
Actuarial losses (gains)                              11           16          4          1
Other                                                 --            7         (1)        --
Effect of changes in currency exchange rates          21            9         --          1
-------------------------------------------------------------------------------------------
BALANCE, END OF YEAR                             $ 1,027      $   925      $ 145      $ 134
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
FUNDED PLAN ASSETS
Fair value, beginning of year                    $ 1,156      $ 1,257      $  --      $  --
Actual return on plan assets                         (70)        (244)        --         --
Employer contributions                                19          162         --         --
Employee contributions                                 6            6         --         --
Benefits paid                                        (44)         (42)        --         --
Other                                                 --            7         --         --
Effect of changes in currency exchange rates          16           10         --         --
-------------------------------------------------------------------------------------------
FAIR VALUE, END OF YEAR                          $ 1,083      $ 1,156      $  --      $  --
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
Net funded status, end of year                   $    56      $   231      $(145)     $(134)
Unamortized net actuarial losses (gains)             409          209          6          3
Unamortized transitional obligation (asset)         (252)        (268)        --         --
-------------------------------------------------------------------------------------------
PREPAID (ACCRUED) BENEFIT ASSET (LIABILITY)      $   213      $   172      $(139)     $(131)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

Included in the above aggregate of pension benefits plans are several individual plans that are in a net unfunded status. For these net unfunded plans, the accrued benefit obligations at the end of 2002 total $320 million ($114 million in 2001) and the fair value of plan assets total $201 million ($41 million in 2001). The other benefit obligations are supported by assets held within the Company's general fund.


62  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company's net expense for defined benefit pension and post-retirement benefit plans is as follows:

                                                           Pension benefits           Other benefits
                                                 ---------------------------------------------------
(IN MILLIONS OF CANADIAN DOLLARS)                 2002       2001      2000     2002    2001    2000
----------------------------------------------------------------------------------------------------
Service cost                                     $  44      $  43      $ 34      $ 4     $ 4     $ 5
Expected interest cost                              64         60        54        9       9       8
Expected return on plan assets                    (102)      (102)      (80)      --      --      --
Amortization of net actuarial losses (gains)        (5)       (10)       --        1      --       1
Amortization of transitional liability (asset)     (21)       (21)      (21)      --      --      --
----------------------------------------------------------------------------------------------------
NET BENEFIT PLAN EXPENSE (RECOVERY)              $ (20)     $ (30)     $(13)     $14     $13     $14
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

The Company's net expense for defined contribution pensions is $1 million ($1 million in 2001 and $2 million in 2000).

The significant assumptions adopted in measuring the Company's end-of-year accrued benefit obligations are as follows (weighted average assumptions):

                                                      Pension benefits       Other benefits
                                                      -------------------------------------
                                                      2002        2001       2002      2001
-------------------------------------------------------------------------------------------
Discount rate                                         6.48%       6.65%      6.97%     7.02%
Expected long-term rate of return on plan assets      7.10%       7.69%        --        --
Rate of compensation increase                         4.63%       4.98%      5.38%     5.45%
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

The effect of a 1% increase or decrease in the weighted average expected long-term rate of return on plan assets on the 2002 pension expense would be a $13 million decrease or increase, respectively.

Assumed health care cost trends have a significant effect on the amounts reported for the health care plan. The impact of a 1% change in the assumed health care cost trend rates would be as follows:

(IN MILLIONS OF CANADIAN DOLLARS)                                   1% increase  1% decrease
--------------------------------------------------------------------------------------------
Effect on total of service and interest costs for 2002                   $    2      $    (2)
Effect on year-end post-retirement benefit obligation for 2002           $   15      $   (15)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

The assumed weighted average increase in health care costs for 2002 is 7.1%, gradually decreasing to 5.5% by 2007 and remaining at that level thereafter.

19. SEGMENTED INFORMATION
--------------------------------------------------------------------------------

(A) BASIS OF SEGMENTATION
The Company manages its business and distributes its general fund and segregated funds insurance and annuity products through operating divisions in Canada, the United Kingdom, the United States and the Republic of Ireland, as well as an International and Reinsurance Division and a Corporate Division. Each operating division includes branch operations and/or subsidiary companies, is organized to meet the needs of local markets and is responsible for its own product functions. The Corporate Division manages invested assets, provides certain administrative services and is responsible for capital management.

The operating divisions are charged overhead costs for head office corporate functions using cost allocations based on services provided. In addition, the operating divisions share in the net income from the assets backing equity. The total net income on the assets backing equity is allocated to the divisions based on the level of required capital deployed in each division. The level of capital deployed is based on the MCCSR for branch operations and on the actual equity held for subsidiary companies.

(B) REPORTABLE INFORMATION
The Company's primary sources of revenue are:

- premium income derived from life and health insurance products that provide protection against mortality and morbidity risks, and annuity products that provide asset accumulation or wealth management benefits;

-  net investment income (which is detailed in note 7(c)); and

- fee and other income derived primarily from investment management services.


                                           CANADA LIFE FINANCIAL CORPORATION  63

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(C) SEGMENTED INFORMATION

                                                                                          INTERNATIONAL
                                                         UNITED     UNITED   REPUBLIC OF            AND
(IN MILLIONS OF CANADIAN DOLLARS)              CANADA    KINGDOM    STATES       IRELAND    REINSURANCE    CORPORATE    TOTAL
-----------------------------------------------------------------------------------------------------------------------------
2002
REVENUES
Premiums
  Annuities                                   $   600    $ 1,009   $   805      $    42         $    18     $    --   $ 2,474
  Individual life and health insurance            595        144       427           93             251          --     1,510
  Group life and health insurance                 908        355       552            4             112          --     1,931
-----------------------------------------------------------------------------------------------------------------------------
                                                2,103      1,508     1,784          139             381          --     5,915
-----------------------------------------------------------------------------------------------------------------------------
Net investment income                             897        384       705           55              67          46     2,154
Fee and other income                              182        225        21           95               5           1       529
-----------------------------------------------------------------------------------------------------------------------------
                                                3,182      2,117     2,510          289             453          47     8,598
-----------------------------------------------------------------------------------------------------------------------------
EXPENDITURES
Payments to policyholders and beneficiaries     2,068      1,130     1,822          76              256          --     5,352
Increase in actuarial liabilities                 249        568       252          25               35          --     1,129
General operating expenses                        328        216       150          88               33          (1)      814
Commissions                                       173         81       119          70               96          --       539
Premium and other taxes (recovery)                 58         --        18         (12)               2          --        66
Interest expense                                   --          4        --          --                1          33        38
Goodwill amortization                              --         --        --          --               --          --        --
Non-controlling interest in subsidiary             --         --        --          --               --          25        25
Income tax provision (recovery)                   113        (30)       51           7                6         (14)      133
-----------------------------------------------------------------------------------------------------------------------------
                                                2,989      1,969     2,412         254              429          43     8,096
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME INCLUDING PARTICIPATING
 POLICYHOLDERS' NET INCOME (LOSS)                 193        148        98          35               24           4       502
Participating policyholders' net income (loss)      1         --        (3)          5               --          --         3
-----------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' NET INCOME                      $   192      $   148  $   101     $    30         $    24      $    4   $   499
Preferred share dividends                          --           --       --          --              --           9         9
-----------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' NET INCOME               $   192      $   148  $   101     $    30         $    24      $   (5)  $   490
-----------------------------------------------------------------------------------------------------------------------------
GENERAL FUND ASSETS                           $14,119      $10,345  $10,990     $ 1,401         $ 1,336      $   --   $38,191
-----------------------------------------------------------------------------------------------------------------------------
SEGREGATED FUNDS
Deposits                                      $ 1,283      $ 1,554  $  222      $   660         $     2      $   --   $ 3,721
Total assets                                  $ 7,397      $10,671  $  698      $ 3,128         $     5      $   --   $21,899
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

64  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(C) SEGMENTED INFORMATION

                                                                                                International
                                                             United       United   Republic of            and
(IN MILLIONS OF CANADIAN DOLLARS)                Canada     Kingdom       States       Ireland    Reinsurance   Corporate     Total
-----------------------------------------------------------------------------------------------------------------------------------
2001
REVENUES
Premiums
  Annuities                                     $   499     $   674     $    790      $   286          $  23      $   --   $  2,272
  Individual life and health insurance              548         159          433           98            190          --      1,428
  Group life and health insurance                   846         246          448            7            111          --      1,658
-----------------------------------------------------------------------------------------------------------------------------------
                                                  1,893       1,079        1,671          391            324          --     5,358
-----------------------------------------------------------------------------------------------------------------------------------
Net investment income                               951         422          692           65             66          45      2,241
Fee and other income                                177         208           16           58              5           1        465
-----------------------------------------------------------------------------------------------------------------------------------
                                                  3,021       1,709        2,379          514            395          46      8,064
-----------------------------------------------------------------------------------------------------------------------------------
EXPENDITURES
Payments to policyholders and beneficiaries       2,069         927        1,758           94            370          --      5,218
Increase in actuarial liabilities                   114         343          234          250             31          --        972
General operating expenses                          323         206          155           74             35           1        794
Commissions                                         175          66          106           54             60          --        461
Premium and other taxes (recovery)                   53          --           16           (9)             4          --         64
Interest expense                                     --          --           --           --              4          35         39
Goodwill amortization                                 2          20            2           --              1          --         25
Income tax provision (recovery)                     123          25           30           13            (42)          4        153
-----------------------------------------------------------------------------------------------------------------------------------
                                                  2,859       1,587        2,301          476            463          40      7,726
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) INCLUDING PARTICIPATING
 POLICYHOLDERS' NET INCOME (LOSS)                   162         122           78           38            (68)          6        338
Participating policyholders' net income (loss)        1          --           (9)           4             --          --         (4)
-----------------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' NET INCOME (LOSS)          $   161     $   122     $     87      $    34          $ (68)     $    6   $    342
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL FUND ASSETS                             $14,031     $ 7,421     $ 10,942      $ 1,609          $ 948      $   --   $ 34,951
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
SEGREGATED FUNDS
Deposits                                        $ 1,395     $ 1,888     $    102      $   442          $   1      $   --   $  3,828
Total assets                                    $ 8,118     $11,053     $    825      $ 2,090          $   4      $   --   $ 22,090
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                                           CANADA LIFE FINANCIAL CORPORATION  65

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(C) SEGMENTED INFORMATION

                                                                                               International
                                                                United     United  Republic of           and
(IN MILLIONS OF CANADIAN DOLLARS)                   Canada     Kingdom     States      Ireland   Reinsurance      Total
-----------------------------------------------------------------------------------------------------------------------
2000
REVENUES
Premiums
  Annuities                                       $    312     $   589    $   580      $   254       $   11    $  1,746
  Individual life and health insurance                 547         160        428           82          167       1,384
  Group life and health insurance                      890         206        343            8           99       1,546
-----------------------------------------------------------------------------------------------------------------------
                                                     1,749         955      1,351          344          277       4,676
-----------------------------------------------------------------------------------------------------------------------
Net investment income                                  995         475        698           77           61       2,306
Fee and other income                                   177         221         21           57            3         479
-----------------------------------------------------------------------------------------------------------------------
                                                     2,921       1,651      2,070          478          341       7,461
-----------------------------------------------------------------------------------------------------------------------
EXPENDITURES
Payments to policyholders and beneficiaries          2,231         704      1,679          112          198       4,924
Increase (decrease) in actuarial liabilities          (135)        539         51          222           30         707
General operating expenses                             348         172        128           68           27         743
Commissions                                            155          73         86           42           53         409
Premium and other taxes (recovery)                      53          --         13           (2)           4          68
Interest expense                                        23          --         12           --            4          39
Goodwill amortization                                    1          20          2           --            1          24
Income tax provision                                   122          31         25           11            6         195
-----------------------------------------------------------------------------------------------------------------------
                                                     2,798       1,539      1,996          453          323       7,109
-----------------------------------------------------------------------------------------------------------------------
NET INCOME INCLUDING PARTICIPATING
 POLICYHOLDERS' NET INCOME (LOSS)                      123         112         74           25           18         352
Participating policyholders' net income (loss)          --          --         (8)           3            1          (4)
-----------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' NET INCOME                   $    123     $   112    $    82      $    22       $   17    $    356
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
GENERAL FUND ASSETS                               $ 13,970     $ 6,855    $ 9,870      $ 1,300       $  741    $ 32,736
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
SEGREGATED FUNDS
Deposits                                          $  1,909     $ 1,258    $   115      $   407       $    3    $  3,692
Total assets                                      $  8,326     $11,219    $   854      $ 1,980       $    4    $ 22,383
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

68  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. DERIVATIVE FINANCIAL INSTRUMENTS

The Company utilizes derivative financial instruments, including futures, forwards, options and swaps, when appropriate, to manage its asset/liability positions and to hedge against fluctuations in interest rates, foreign exchange rates and stock market indices. The Company does not enter into these financial instruments for trading or speculative purposes. Realized and unrealized gains and losses on these derivatives are included in net investment income or the currency translation account on a basis consistent with the underlying positions being hedged. Derivative assets are included with the underlying assets being hedged, and derivative liabilities are included with other liabilities.

Derivative financial instruments are either negotiated over-the-counter between two counterparties or traded on a regulated exchange. The notional amounts of the over-the-counter and exchange-traded contracts are $4,319 million ($3,485 million in 2001) and $814 million ($674 million in 2001), respectively.

The following table summarizes the Company's outstanding derivative financial instruments:

                                             Notional amount by remaining
                                                         term to maturity                       Fair Value
                                --------------------------------------------------------------------------
                                                                                                                Credit    Risk-
(IN MILLIONS OF                 Under 1    1 to 5      Over 5                                               equivalent weighted
CANADIAN DOLLARS)                  year     years       years       Total  Positive   Negative         Net      amount   amount
-------------------------------------------------------------------------------------------------------------------------------
2002
INTEREST RATE CONTRACTS:
  SWAP CONTRACTS                 $   29      $242      $  314      $  585      $ 12      $ (19)      $  (7)      $ 18      $ 7
  FUTURES CONTRACTS                 522        --          --         522        --         --          --         --       --
  OPTIONS PURCHASED                  55        --         792         847        64         --          64         76       20
-------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                        $  606      $242      $1,106      $1,954      $ 76      $ (19)      $  57       $ 94      $27
FOREIGN EXCHANGE CONTRACTS:
  SWAP CONTRACTS                     71        98         867       1,036         3       (187)       (184)        73       28
  FORWARD CONTRACTS               1,728        --          --       1,728        11        (47)        (36)        29        6
-------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                        $1,799      $ 98      $  867      $2,764      $ 14      $(234)      $(220)      $102      $34
EQUITY CONTRACTS                    415        --          --         415        14        (14)         --         25        5
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                            $2,820      $340      $1,973      $5,133      $104      $(267)      $(163)      $221      $66
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
2001
Interest rate contracts:
  Swap contracts                 $  163      $170      $  344      $  677      $  6      $ (39)      $ (33)      $ 13      $ 5
  Futures contracts                 633        --          --         633        --         --          --         --       --
  Options purchased                  43        50         721         814        64         --          64         74       20
-------------------------------------------------------------------------------------------------------------------------------
Sub-total                        $  839      $220      $1,065      $2,124      $ 70      $ (39)      $  31       $ 87      $25
Foreign exchange contracts:
  Swap contracts                     39       119         880       1,038         2       (129)       (127)        74       29
  Forward contracts                 840        --          --         840         1        (14)        (13)        10        2
-------------------------------------------------------------------------------------------------------------------------------
Sub-total                        $  879      $119      $  880      $1,878      $  3      $(143)      $(140)      $ 84      $31
Equity contracts                    157        --          --         157         4         (2)          2         11        2
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Total                            $1,875      $339      $1,945      $4,159      $ 77      $(184)      $(107)      $182      $58
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

Notional amount represents the face amount of derivative financial instruments to which a rate or price is applied to determine the amount of cash flows to be exchanged. It represents the volume of outstanding derivative financial instruments and does not represent the potential gain or loss associated with market risk or credit risk of such instruments.

Fair value of a derivative financial instrument is equivalent to the replacement cost. When available, quoted market prices are used. In all other cases, fair values are based on present value estimates of the future cash flows.

Positive fair value, representing an unrealized gain to the Company, is the maximum credit risk measured as of the balance sheet date if the counterparties were to default on their obligations to the Company.

Credit equivalent amount is the sum of maximum credit risk and the potential future credit exposure. The potential future credit exposure, which is calculated based on a formula prescribed by OSFI, represents the potential for future losses that may result from future changes in fair value.

Risk-weighted amount estimates actual credit risk for a derivative financial instrument based on the creditworthiness of the counterparty. OSFI prescribes a measure of counterparty credit risk to be applied to the credit equivalent amount to arrive at the risk-weighted amount.


                                           CANADA LIFE FINANCIAL CORPORATION  67

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21. COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------
(A) LEGAL PROCEEDINGS AND OTHER MATTERS
The Company has, in the normal course of business, a number of outstanding lawsuits. The aggregate liability, which may result from these lawsuits, is not considered to be a material amount.

In the United Kingdom, life insurance companies are required by the U.K. regulators to review and compensate policyholders who previously acquired personal pension and free-standing additional voluntary contribution products offered by such companies in situations in which they could otherwise have remained in or joined employer-sponsored pension plans and who suffered a financial loss as a result. The Company carried a provision of $25 million at December 31, 2002 ($111 million in December 31, 2001). During 2002, the provision was reduced by $86 million, primarily for payments to policyholders during the year and for the costs for the review process. The respective provision and payments are net of estimated and actual recoveries from vendors of the businesses acquired by the Company in the United Kingdom. This provision is based on management's current estimate, and the amount of the actual compensation to policyholders is not expected to exceed this amount.

(B) SECURITIES LENDING
The Company lends its own securities for periods of time to other institutions on a fully collateralized basis in order to generate additional income. Collateral, which exceeds the market value of the loaned securities, is deposited by the borrower with the Company's custodian and retained by the custodian until the underlying security has been returned to the Company. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market values fluctuate. Loaned securities (included in invested assets) at December 31, 2002 had a carrying value and market value of $620 million and $691 million, respectively ($1,264 million and $1,353 million, respectively, in 2001).

(C) CROWN ACQUISITION ARRANGEMENTS As part of the 1999 acquisition of the majority of Crown Life's insurance operations, the Company has the option, or may be required, to acquire the common shares of Crown Life and, through assumption reinsurance, the remaining insurance business of Crown Life at any time after January 1, 2004, in which case Canada Life would receive assets with a value equal to the liabilities assumed. The purchase price for the shares would be the fair value of the assets backing Crown Life's common shareholders' equity.

(D) OPERATING LEASE COMMITMENTS
The Company leases offices and certain equipment, which are operating leases with rents charged to operations in the year to which they relate. Total future rental payments are $324 million, with annual payments of $64 million for 2003, $55 million for 2004, $46 million for 2005, $33 million for 2006, $24 million for 2007 and $102 million thereafter.

Rent expense incurred for the year ended December 31, 2002 was $43 million ($45 million in 2001 and $44 million in 2000).

22. SUBSEQUENT EVENTS
--------------------------------------------------------------------------------
(A) ACQUISITION
On January 1, 2003, the Company completed the acquisition of the Irish-based German life operations of a significant international insurer for $205 million. The transaction involved the transfer of a block of business to the Company for $158 million, primarily consisting of liabilities for unit-linked and critical illness products. This transfer will require High Court approval in Ireland, which is expected to be received in 2003. In the interim, the business will be reinsured by the Company. Additionally, the Company acquired a Germany-based sales and marketing company for $40 million, and an Irish-based life company for $7 million. Immediately following the acquisition, the Company entered into assumed reassurance arrangements on the transferred block of business, for which it received $107 million.

(B) RECOMMENDATION TO COMMON SHAREHOLDERS
On January 13, 2003, the Company's Board of Directors issued a recommendation to the Company's common shareholders to reject an offer made on December 27, 2002 by Manulife Financial Corporation to acquire all of the outstanding common shares of the Company. It is not possible to project the outcome of the offer nor the impact on the Company's future results.

23. MATERIAL DIFFERENCES BETWEEN CANADIAN AND
    UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
--------------------------------------------------------------------------------
The Consolidated Financial Statements of the Company are presented in accordance with Canadian GAAP. Canadian GAAP differs in certain material respects from United States generally accepted accounting principles ("U.S. GAAP").

The 2001 U.S. GAAP condensed consolidated statements of net income and condensed balance sheets have been revised due to computation adjustments and as a result, actuarial liabilities have decreased by $30 million and future income tax liabilities have increased by $30 million There was no impact on 2001 net income.

(A) CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME U.S. GAAP includes comprehensive income, which is a measure of changes in the equity of the Company during the year. It is comprised of both net income and other comprehensive income, which includes changes to deferred acquisition costs and other liabilities and the income tax effect arising from the unrealized gains and losses on securities classified as available for sale.


68  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(I) CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME

                                                                                                                      U.S. GAAP
-------------------------------------------------------------------------------------------------------------------------------
For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER                  2002           2001          2000
SHARE DATA)
-------------------------------------------------------------------------------------------------------------------------------
REVENUES
Premiums                                                                                     $4,616         $3,851       $3,569
Net investment income                                                                         1,960          1,918        2,046
Net realized investment gains                                                                    26             60          749
Fee and other income                                                                            626            603          707
-------------------------------------------------------------------------------------------------------------------------------
                                                                                              7,228          6,432        7,071
-------------------------------------------------------------------------------------------------------------------------------
EXPENDITURES
Payments to policyholders and beneficiaries                                                   4,442          4,128        3,892
Increase in actuarial liabilities                                                               942            780        1,180
Expenses, including commissions, interest and premium taxes                                   1,672          1,347        1,142
-------------------------------------------------------------------------------------------------------------------------------
                                                                                              7,056          6,255        6,214
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX PROVISION                                                          172            177          857
Income tax provision                                                                              4            133          353
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME INCLUDING PARTICIPATING POLICYHOLDERS' NET INCOME (LOSS)                             168             44          504
Participating policyholders' net income (loss)                                                  (38)            (7)           6
-------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' NET INCOME                                                                     $  206         $   51       $  498
Preferred share dividends                                                                       (9)             --           --
-------------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' NET INCOME                                                              $  197         $   51       $  498
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE
Common shareholders' net income                                                              $  197         $   51       $  498
Weighted daily average number of common shares outstanding                                    160.4          160.4        160.4
Add: dilutive effect of stock options granted and outstanding                                    --            0.2           --
-------------------------------------------------------------------------------------------------------------------------------
Weighted daily average diluted number of common shares outstanding                            160.4          160.6        160.4
Basic and diluted earnings per common share                                                  $ 1.23         $ 0.32       $ 3.10
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(II) CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                                                      U.S. GAAP
-------------------------------------------------------------------------------------------------------------------------------
For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS)                           2002            2001          2000
-------------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' NET INCOME                                                              $197           $ 51         $  498
-------------------------------------------------------------------------------------------------------------------------------
Other comprehensive income (loss), net of tax:
  Currency translation account movement for the year(1)                                      $ 88           $ 76         $   (7)
  Net unrealized gains (losses):
    Bonds                                                                                     761            118            495
    Derivatives                                                                               (47)             5             --
    Common and preferred stocks                                                              (162)          (175)          (320)
Deferred acquisition costs                                                                    (73)            (9)          (126)
Actuarial liabilities                                                                        (260)           342           (293)
Policyholder dividend obligation                                                              (63)           (126)           --
Value of business acquired                                                                     (9)            (10)           --
Minimum pension liability                                                                    (108)             --            --
Future income taxes                                                                          (142)           (105)           98
-------------------------------------------------------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME (LOSS)                                                            $(15)          $ 116        $ (153)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL COMPREHENSIVE INCOME                                                                   $182           $ 167        $  345
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) FISCAL 2001 INCLUDES $33 MILLION OF AFTER-TAX LOSSES ARISING FROM HEDGES OF THE COMPANY'S INVESTMENT POSITIONS IN FOREIGN OPERATIONS.


                                           CANADA LIFE FINANCIAL CORPORATION  69

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


(B) CONDENSED CONSOLIDATED BALANCE SHEETS
The following balance sheet items of the Company as at December 31, 2002 and 2001, reflect the impact of valuation, income recognition and presentation differences between Canadian GAAP and U.S. GAAP.


As at December 31 (IN MILLIONS OF CANADIAN DOLLARS)                         2002                              2001
-------------------------------------------------------------------------------------------------------------------------------
                                                            CANADIAN GAAP         U.S. GAAP       Canadian GAAP       U.S. GAAP
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Bonds                                                     $     22,317         $   23,982       $      19,046     $   19,866
  Mortgages                                                        7,622              7,569               7,996          7,993
  Common and preferred stocks                                      2,073              1,884               2,475          2,571
  Real estate                                                      1,066                850                 941            779
  Other investments                                                3,396              3,398               2,987          3,162
  Deferred acquisition costs                                          --              1,568                  --          1,415
  Future income taxes                                                303                269                 394            174
  Reinsurance deposits and amounts recoverable                       117                860                 155            983
  Other assets                                                     1,297              1,822                 957          1,333
  Segregated funds(1)                                                 --             21,899                  --         22,090
-------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                $     38,191         $   64,101       $      34,951     $   60,366
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY
  Actuarial liabilities                                     $     29,050         $   33,633       $      27,169     $    30,929
  Other policy liabilities                                         1,512              1,822               1,443           1,808
  Net deferred gains                                               1,472                 --               1,491              --
  Future income taxes                                                 53                359                  --             216
  Other liabilities                                                1,137              1,366                 875             794
  Subordinated debentures                                            550                550                 550             550
  Non-controlling interest in subsidiary                             450                450                  --              --
  Segregated funds(1)                                                 --             21,899                  --          22,090
-------------------------------------------------------------------------------------------------------------------------------
                                                                  34,224             60,079              31,528          56,387
-------------------------------------------------------------------------------------------------------------------------------
  Equity
    Participating policyholders' equity                               48                  2                  40              40
    Share capital                                                    462                448                 462             448
    Retained earnings                                              3,457              2,967               2,921           2,871
    Accumulated other comprehensive income                            --                605                 --              620
-------------------------------------------------------------------------------------------------------------------------------
                                                                   3,967              4,022               3,423           3,979
-------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND EQUITY                                $     38,191         $   64,101       $      34,951     $    60,366
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) U.S. GAAP TERMINOLOGY IS SEPARATE ACCOUNTS. IN CANADIAN GAAP, SEGREGATED FUNDS ARE INCLUDED SEPARATELY FROM THE GENERAL FUNDS.

Changes in retained earnings and accumulated other comprehensive income were as follows:


                                                                                                                    U.S. GAAP
-------------------------------------------------------------------------------------------------------------------------------
For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS)                            2002           2001          2000
-------------------------------------------------------------------------------------------------------------------------------
Retained earnings, beginning of year                                                   $     2,871     $    2,904   $     2,483
  Shareholders' net income                                                                     206             51           498
  Dividends paid to preferred shareholders                                                     (9)             --            --
  Dividends paid to common shareholders                                                       (96)            (84)          (77)
  Issuance costs                                                                               (5)             --            --
-------------------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS, END OF YEAR                                                         $     2,967     $    2,871   $     2,904
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income, beginning of year                              $       620     $      504   $       657
  Other comprehensive income (loss)                                                            (15)           116          (153)
-------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME, END OF YEAR                                    $       605     $      620   $       504
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


70  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of total equity from Canadian GAAP to U.S. GAAP:


For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS)                                            2002          2001
-------------------------------------------------------------------------------------------------------------------------------
EQUITY
  Canadian GAAP equity                                                                                 $     3,967    $   3,423
  Current year adjustment to consolidated net income                                                          (334)        (294)
  Current year adjustment to other comprehensive income                                                       (167)          28
  Cumulative effect of prior year adjustment to consolidated net income                                       (102)         192
  Cumulative effect of prior year adjustment to other comprehensive income                                     658          630
-------------------------------------------------------------------------------------------------------------------------------
U.S. GAAP EQUITY                                                                                       $     4,022    $   3,979
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(C) RECONCILIATION OF SELECTED CANADIAN GAAP FINANCIAL STATEMENT INFORMATION
TO U.S. GAAP
The following table provides a reconciliation of Canadian GAAP shareholders' net income to U.S. GAAP shareholders' net income:


For the years ended December 31 (IN MILLIONS OF CANADIAN DOLLARS)                             2002           2001          2000
-------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' NET INCOME DETERMINED IN ACCORDANCE WITH CANADIAN GAAP                      $    499       $     342      $   356
  Adjustments in respect of:
  Bonds                                                                                         61             (32)           1
  Mortgages                                                                                     12              --            3
  Common and preferred stocks                                                                 (214)           (148)         164
  Real estate                                                                                  (40)             (4)         270
  Cumulative effect of adopting FAS 133                                                         --             (25)         --
  Deferred acquisition costs                                                                   (70)             32          209
  Actuarial liabilities                                                                        (78)            (77)        (313)
  Value of business acquired and goodwill amortization                                         (98)             (5)         (62)
  Other items                                                                                    5             (53)          29
  Future income taxes                                                                          129              21         (159)
-------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' NET INCOME DETERMINED IN ACCORDANCE WITH U.S. GAAP                           $   206        $     51       $  498
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(D) ADDITIONAL INFORMATION REQUIRED TO BE REPORTED UNDER U.S. GAAP

(I) DEFERRED ACQUISITION COSTS

Changes in deferred acquisition costs were as follows:


(IN MILLIONS OF CANADIAN DOLLARS)                                                                            2002          2001
-------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                                                             $     1,415    $   1,318
Capitalization                                                                                                 326          286
Accretion of interest                                                                                          115           80
Amortization                                                                                                  (327)        (301)
Effect of net unrealized gains and losses on bonds and stocks                                                  (68)          (9)
Other                                                                                                           58           --
Foreign currency translation adjustment                                                                         49           41
-------------------------------------------------------------------------------------------------------------------------------
BALANCE, END OF YEAR                                                                                   $     1,568    $   1,415
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(II) INVESTMENTS
The net unrealized investment gains (losses), which are included in the Consolidated Balance Sheets as a component of equity, were as follows:


(IN MILLIONS OF CANADIAN DOLLARS)                                                                            2002          2001
-------------------------------------------------------------------------------------------------------------------------------
Gross unrealized gains                                                                                 $    2,224     $   1,622
Gross unrealized losses                                                                                      (339)         (288)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                             1,885        1,334
-------------------------------------------------------------------------------------------------------------------------------
Effect on deferred acquisition costs                                                                          (278)        (201)
Effect on actuarial liabilities                                                                               (633)        (314)
Effect on future income taxes                                                                                 (280)        (139)
Effect on value of business acquired                                                                           (19)         (10)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                  $       675      $   670
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                           CANADA LIFE FINANCIAL CORPORATION  71

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(E) THE FOLLOWING PROVIDES A GENERAL REVIEW OF THE MATERIAL VALUATION AND INCOME RECOGNITION DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP.

For a complete description of Canadian GAAP accounting policies, refer to
Note 2.

(I) BONDS: Under U.S. GAAP, bonds may be classified as available for sale, held to maturity or trading securities. All bonds are classified as available for sale by the Company. Bonds accounted for as available for sale are carried at fair value. A decline in the value of a specific bond that is considered other than temporary results in a write-down of the bond value through a charge to income in the period of recognition. Realized gains and losses on disposal are immediately recognized in income. Unrealized gains and losses on bonds classified as available for sale are excluded from income and are reported net of tax as other comprehensive income.

Under Canadian GAAP, bonds are carried at amortized cost, less an allowance for specific losses, with realized gains and losses on disposal deferred and brought into income over the remaining term to maturity.

(II) MORTGAGES: Under U.S. GAAP, mortgages are carried at amortized cost less repayments and an allowance for specific losses. Realized gains and losses on disposal are recognized in income immediately.

Under Canadian GAAP, mortgages are also carried at amortized cost less repayments and an allowance for specific losses, however, realized gains and losses on disposal are deferred and amortized into income over the remaining term of the mortgage sold.

(III) STOCKS: Under U.S. GAAP, stocks may be classified as available for sale or trading securities. All stocks are classified as available for sale by the Company and are carried at fair value. Realized gains and losses on disposal are immediately recognized in income. Unrealized gains or losses on stocks classified as available for sale are excluded from income and are reported net of tax as other comprehensive income. Other than temporary declines in the value of stocks result in a write-down of the stock value through a charge to income in the period of recognition.

Under Canadian GAAP, stocks are carried at a value that is adjusted toward fair value each quarter at a rate of 5% of the difference between the carrying value and period-end fair value, with this adjustment being reflected in net income. Net realized gains and losses on disposal are deferred and amortized to net income on a declining balance basis at 5% per quarter.

(IV) REAL ESTATE: Under U.S. GAAP, real estate is carried at cost less accumulated amortization. Realized gains and losses on disposal are recognized in income as they occur. Unrealized gains and losses are not recognized. Specific properties are written down to fair value if an impairment in the value of the property is considered to be other than temporary.

Under Canadian GAAP, real estate, including Company occupied premises, is carried at a value that is adjusted toward fair value each quarter at a rate of 3% of the difference between the carrying value and period-end appraised value, with this adjustment being reflected in net income. Net realized gains and losses on disposal are deferred and amortized to net income on a declining balance basis at 3% per quarter. Specific properties are written down to fair value if an impairment in the value of the property is considered to be other than temporary.

(V) DEFERRED ACQUISITION COSTS ("DAC"): Under U.S. GAAP, the costs of acquiring new business that vary with and are related primarily to the production of new business are deferred and recorded as an asset to the extent such costs are deemed recoverable from future profits. DAC consists principally of commissions, and policy issue and underwriting expenses.

The amortization of the costs is dependent on the type of policy to which the costs relate. For non-participating traditional life and annuity policies with life contingencies, DAC is amortized in proportion to expected future premiums. Assumptions on expected future premiums are made at the date of policy issue and are consistently applied over the life of the contracts. For participating traditional life, universal life and investment-type contracts, DAC is amortized and charged to income in proportion to the estimated gross profit margins expected to be realized over the life of the contract. The assumptions used to estimate future gross profits change as experience emerges. In addition, DAC relating to these contracts is adjusted to reflect the changes that would have been necessary if the unrealized gains and losses on the bonds and stocks classified as available for sale had actually been realized. This adjustment is not included in income but is recognized directly in equity.

Under Canadian GAAP, Life SOP allows the amortization of acquisition expenses over a period extending beyond the term of the liability of certain products, such as segregated funds products without material insurance components, and group life and health products with short guaranteed periods, to the extent that these acquisition expenses are recoverable. The amount of DAC is included as a negative reserve in the actuarial liabilities.

(VI) ACTUARIAL LIABILITIES: Under U.S. GAAP, there are three main standards for valuing actuarial liabilities, depending on the nature of the insurance contract.

For traditional non-participating contracts, disability insurance and reinsurance contracts, actuarial liabilities are calculated using a net level premium method, where the liabilities represent the present value of future benefits to be paid and related expenses less the present value of future net premiums. The assumptions used are based on best estimates at the time the policy is issued, with a mild provision for adverse deviation. The assumptions are not changed (locked in) for future valuations unless it is determined that future income is no longer adequate to recover the existing DAC. In this case, this DAC is reduced or written off, and, if necessary, actuarial liabilities are increased. The actuarial liabilities may not subsequently be reduced if the circumstances causing the strengthening of actuarial liabilities no longer apply.

For universal life and investment-type contracts, the actuarial liabilities are equal to the policyholder account values. The assumptions used are based on best estimates without any provision for adverse deviation and are not locked in. If it is determined that the future income for universal life-type contracts is no longer adequate to recover the existing DAC, these costs would be reduced or written off, and actuarial liabilities would increase as necessary. The actuarial liabilities may not subsequently be reduced if the circumstances causing the strengthening no longer apply.

For participating contracts, the actuarial liability is computed using a net level premium method. The assumptions used are based on best estimates without any provision for adverse deviation and are not locked in. If it is determined that future income is no longer adequate to recover the existing DAC, the DAC is reduced or written off, and, if necessary, actuarial liabilities are increased. The actuarial liabilities may not subsequently be reduced if the circumstances causing the strengthening no longer apply.

In addition, U.S. GAAP requires that certain actuarial liabilities be adjusted to reflect the changes that would have been necessary if the unrealized gains on stocks and bonds classified as available for sale had been realized. This adjustment is not included in income but is reported as other comprehensive income.

Under Canadian GAAP, the Company follows Life SOP issued by the Canadian Institute of Actuaries for the calculation of actuarial liabilities.

72  CANADA LIFE FINANCIAL CORPORATION

                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Life SOP allows the amortization of acquisition expenses over a period extending beyond the term of the liability of certain products, such as segregated funds products without material insurance components, and group life and health products with short guaranteed periods, to the extent that these acquisition expenses are recoverable. The actuarial liabilities represent the amount required, in addition to future premiums and investment income, to provide for future benefit payments, policyholder dividends, commissions, and policy maintenance expenses for all insurance and annuity policies in force with the Company. Actuarial liabilities are comprised of a best estimate reserve and provisions for adverse deviation. Assumptions are updated regularly, and the effects of any changes in assumptions are recognized in income immediately.

(VII) DEFERRED REVENUE: Under U.S. GAAP, for universal life insurance and investment-type contracts, fees charged to policyholders relating to future services to be provided are recorded as deferred revenue and are amortized to income in the same manner as DAC.

Under Canadian GAAP, all premium income is recorded as revenue when due and the anticipated costs of future services are included within actuarial liability calculations.

(VIII) BUSINESS COMBINATIONS AND GOODWILL: Under U.S. GAAP, the actuarial liabilities assumed on acquisition of a business are valued in accordance with the policies described in the Actuarial Liabilities discussion using current assumptions as at the date of acquisition. The present value of future profits on the in force business acquired is recognized as an intangible asset and is amortized over future periods, on a basis consistent with the amortization of DAC as described above. Goodwill represents the excess of cost over the sum of the estimated fair value of net assets, including the present value of future profits on the in force business acquired. Effective January 1, 2002, the Company adopted the new U.S. Financial Accounting Standards Board (FASB) recommendations for Business Combinations and Goodwill and Other Intangible Assets, at which time goodwill was no longer amortized.

Under Canadian GAAP, the actuarial liabilities assumed on acquisition of a business are valued based on accepted actuarial practice following the CALM, including the use of best estimate assumptions as at the date of acquisition. Goodwill represents the excess of cost over the estimated fair value of the net assets acquired as at the date of acquisition. Effective January 1, 2002, the Company adopted the new CICA recommendations for Business Combinations and Goodwill and Other Intangible Assets, at which time goodwill was no longer amortized. Refer to note 2(a)(i) for a description of changes to this policy.

(IX) POLICYHOLDERS' DIVIDEND OBLIGATION ("PDO"): Under U.S. GAAP, in determining net income attributed to closed participating blocks of business arising from demutualization, when there is a limit on the amount of earnings that can be distributed to shareholders, the excess of cumulative actual closed block earnings over cumulative expected earnings on a U.S. GAAP basis is set up as a PDO to the participating policyholders. For open blocks of participating business, earnings in excess of the shareholder transfer (3.5% of dividends paid) are set up as PDO. The amount of the PDO as at December 31, 2002 is $183 million ($134 million for 2001) and is included in the actuarial liabilities.

Under Canadian GAAP, net income attributable to closed blocks of business arising from demutualization is recognized in the participating policyholders' account as earned.

(X) ACCOUNTING FOR DERIVATIVES: Under U.S. GAAP, the Company recognizes all derivatives as assets or liabilities on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. Derivatives that qualify as hedges must be designated as hedging instruments, based on the exposure being hedged, either as a fair value hedge, a cash flow hedge, or a hedge of a net investment in a foreign operation.

Under Canadian GAAP, the Company utilizes derivative financial instruments, including swaps, forward contracts, futures and options, when appropriate, to manage its asset/liability positions and to hedge against fluctuations in interest rates, foreign exchange rates and stock market indices. Realized and unrealized gains and losses resulting from the use of these derivative financial instruments are included in income on a basis consistent with the underlying positions being hedged.

(XI) INCOME TAX RATES: Under U.S. GAAP, future income tax liabilities and assets are recognized based on the differences between the accounting values of assets and liabilities and their related tax bases using currently enacted income tax rates.

Under Canadian GAAP, future income tax liabilities and assets are recorded based on substantially enacted income tax rates.

(XII) MINIMUM PENSION LIABILITY: Under U.S. GAAP, the excess of any unfunded accumulated benefit obligation is required to be reflected as an additional minimum pension liability in the Consolidated Balance Sheets with an offsetting adjustment to intangible assets to the extent of unrecognized prior service costs, with the remainder recorded in other comprehensive income. Under Canadian GAAP, there is no requirement to reflect a minimum pension liability.

(F) THE FOLLOWING PROVIDES A GENERAL REVIEW OF THE MATERIAL PRESENTATION DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP.

(I) PREMIUM REVENUE: Under U.S. GAAP, premiums collected on universal life insurance and investment contracts (such as annuities) are not reported as revenue in the Consolidated Statements of Net Income but are recorded as deposits to policyholders' account balances. Fees assessed against the policyholders relating to the contracts are recognized as revenue.

Under Canadian GAAP, premium income is reported as revenue when due. A partially offsetting increase in actuarial liabilities for the related policies is recorded in the Consolidated Statements of Net Income.

(II) REINSURANCE: Under U.S. GAAP, reinsurance recoverables are presented on a gross basis as a separate balance sheet asset, rather than netted against the related liabilities.

Under Canadian GAAP, reinsurance recoverables from ceded contracts are recorded as an offset against policy liabilities.

(III) SEGREGATED FUNDS ASSETS AND LIABILITIES: Under U.S. GAAP, segregated funds assets and liabilities are separately presented in summary lines on the balance sheet, titled "separate accounts".

Under Canadian GAAP, segregated funds are managed separately from the general fund of the Company. Therefore, they are reported separately from the general fund assets and liabilities on the Consolidated Balance Sheets.

(IV) STATEMENT OF CASH FLOWS: Under U.S. GAAP, the cash flows from investment contracts are disclosed as a financing activity.

Under Canadian GAAP, the cash flows from investment contracts, including deferred annuities and group pensions, are disclosed as an operating activity.


                                           CANADA LIFE FINANCIAL CORPORATION  73